As filed with the Securities and Exchange Commission on August 25, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mobileye N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

Har Hotzvim, 13 Hartom Street

P.O. Box 45157

Jerusalem 9777513, Israel

+972 2 541 7333

(Address and telephone number of registrant’s principal executive offices)

Mobileye, Inc.

99 Jericho Turnpike

Jericho, NY 11753

877-867-4900

(Name, address, and telephone number of agent for service)

Please send copies of all communications to:

Ofer Maharshak Chief Financial Officer Mobileye N.V. Har Hotzvim, 13 Hartom Street P.O. Box 45157 Jerusalem 9777513, Israel +972 2 541 7333	James R. Tanenbaum, Esq. Anna T. Pinedo, Esq. Morrison & Foerster LLP 250 West 55th Street New York, NY 10019-5201 (212) 468-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement:

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee (1)
Ordinary shares, nominal value €0.01
Debt securities

(1) An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

Explanatory Note

The prospectus contained herein relates to both of the following:

•	the initial offering of newly issued ordinary shares and debt securities by the company, on a continuous or delayed basis, at indeterminate aggregate initial public offering prices; and

•	the offering of ordinary shares by selling shareholders, at indeterminate aggregate public offering prices.

When the prospectus is delivered to an investor, the investor will be informed of that fact in the confirmation of sale.

PROSPECTUS

MOBILEYE N.V.

(Jerusalem, Israel)

Ordinary Shares

Debt Securities

Mobileye N.V. from time to time may offer to sell ordinary shares and debt securities. The selling shareholders, who will be named in a prospectus supplement, from time to time may offer to sell ordinary shares. Our ordinary shares are listed on the New York Stock Exchange under the symbol “MBLY.”

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including their offering price and the specific manner in which they may be offered. You should read this prospectus and the accompanying supplement carefully before you invest. We may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, or through any combination of these methods, on a continuous or delayed basis. In addition, the selling shareholders, who will be named in a prospectus supplement, may sell our securities in one or more offerings pursuant to this registration statement. The prices and terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.  We will not receive any of the proceeds from the sale of securities by any selling shareholder.

Investing in the securities involves risks. See the section entitled “Risk Factors” beginning on page 8 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 25, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we or the selling shareholders may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the ordinary shares and debt securities that we may offer and the ordinary shares that selling shareholders may offer, which we will refer to collectively as the “securities.” Each time that we or selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information and the documents incorporated by reference described under the heading “Additional Information.”

Unless otherwise specified in this prospectus, references to “Mobileye N.V.,” “Mobileye,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Mobileye N.V. together with its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Available Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

Mobileye N.V.

We were founded in Israel in 1999 by Professor Amnon Shashua, our Chief Technology Officer, Chairman and a director, and Mr. Ziv Aviram, our President, Chief Executive Officer and a director, whom we refer to together as our “Founders.” In 2001, we incorporated Mobileye B.V. as the holding company in The Netherlands for all of our worldwide activities. In July 2003, Mobileye B.V. was converted into Mobileye N.V., a Dutch limited liability company. Our management is located in Israel. On August 6, 2014, we closed our IPO in which we issued 8.325 million new ordinary shares for net proceeds of $197.4 million (including proceeds from options that were exercised in connection with our IPO). We also listed our ordinary shares on the New York Stock Exchange (the “NYSE”) and they are traded under the symbol “MBLY.” For further information about Mobileye N.V. and its subsidiaries, please refer to the section entitled “Available Information.”

The Securities We and the Selling Shareholders Are Offering

We may offer any of the following securities from time to time:

•	ordinary shares; and

•	debt securities.

The selling shareholders, who will be named in a prospectus supplement, may offer ordinary shares from time to time.

When we use the term “securities” in this prospectus, we mean any of the securities we or the selling shareholders may offer pursuant to this prospectus and a prospectus supplement, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we or the selling shareholders may offer will be described in a separate supplement to this prospectus.

Debt Securities

For any particular debt securities we offer, your prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price, the ranking, the stated maturity, if any, the redemption terms, if any, the rate, or manner of calculating the rate, and the payment dates for interest, if any, the amount or manner of calculating the amount payable at maturity and any other specific terms.

We will issue the debt securities, if any, under an indenture that we will enter into with a national banking association or other eligible party, as trustee, to be named in a prospectus supplement.

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Form of Securities

Our ordinary shares are issued in registered form only and are only available in the form of an entry in our share register, without issuance of any share certificate. Our shareholders’ register is maintained upon our instruction by our transfer agent and registrar, American Stock Transfer & Trust Company, LLC (“AST”). Transfer of record ownership of shares is effected by a written deed of transfer acknowledged by us, or by our transfer agent and registrar AST acting on our behalf.

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), named in your prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will generally issue debt securities only in registered form, without coupons, although we may issue debt securities in bearer form if so specified in your prospectus supplement.

Listing

Our ordinary shares are listed on the NYSE under the symbol “MBLY.” If any debt securities are to be listed on a securities exchange or quoted on a quotation system, your prospectus supplement will say so.

Use of Proceeds

Unless we indicate otherwise in your prospectus supplement, we intend to use the net proceeds from the initial sales of securities to provide additional funds for our operations and for other general corporate purposes. We will not receive any of the net proceeds from the sale of ordinary shares by the selling shareholders.

Manner of Offering By the Company

The securities offered by the Company will be offered in connection with their initial issuance.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

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AVAILABLE INFORMATION

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the U.S. Securities and Exchange Commission (the “SEC”). You may also read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operations of the Public Reference Room. Our filings with the SEC are also available through the SEC’s Internet site at http://www.sec.gov and through the NYSE, Inc., 20 Broad Street, New York, New York 10005, on which our ordinary shares are listed.

We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC covering the securities. For further information on the securities of Mobileye N.V., you should review our registration statement and its exhibits. This prospectus is a part of the registration statement and summarizes material provisions of the contracts and other documents to which we refer you. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

We incorporate by reference the following documents or information which is filed with or furnished to the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 20-F for the year ended December 31, 2014, filed on March 5, 2015;

•	our registration statement on Form 8-A filed on July 24, 2014, describing the ordinary shares, including any further amendments or reports filed for the purpose of updating those descriptions;

•	our Current Reports on Form 6-K filed January 21, 2015, February 26, 2015, March 4, 2015, March 11, 2015, March 17, 2015, March 20, 2015, May 18, 2015 and June 25, 2015; and

•	any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference, on or after the date of this prospectus and before the termination of any offering of securities hereunder.

You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address: Mobileye N.V., Attention: Investor Relations, Har Hotzvim, 13 Hartom Street, Jerusalem 9777513, Israel, telephone: +972-2-541-7333.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement(s). We and the selling shareholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is prohibited. You should assume that the information appearing in this prospectus or any applicable prospectus supplement(s), as well as information we previously filed with, or furnished to, the SEC and incorporated by reference, is accurate as of the date on the front cover of such documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, the related prospectus supplement and certain documents incorporated by reference herein may contain “forward-looking statements.” These statements are forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. In particular, forward-looking statements include all statements regarding our strategy, future operations, future financial position, future revenues, projected expenses, prospects and plans and objectives of management. These forward-looking statements are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those in such statements. Actual results, performance or events may differ materially from those expressed or implied in such statements due to, without limitation:

•	our growth strategies;

•	competition from existing or new entrants in the market and changes to the competitive landscape;

•	the primacy of monocular camera processing as the dominant sensor modality in the Advanced Driver Assistance Systems (“ADAS”) industry;

•	our belief that our relationship with STMicroelectronics N.V., the sole supplier for our EyeQ® chips, will continue without disruption;

•	the expected timeline of development of our autonomous driving ADAS systems, including statements about launch dates and potential size of the market therefor;

•	the expected timeline for development of additional functions and of our EyeQ4® chip;

•	our ability to retain our largest customers and to implement our technology in their car models;

•	the growing public awareness and acceptance of ADAS;

•	the growth of regulatory requirements and safety rating incentives to original equipment manufacturers (“OEMs”) for OEMs to include ADAS in their vehicle models;

•	our future prospects, business development, results of operations and financial condition;

•	our ability to retain our Founders;

•	our ability to retain key personnel and attract new talent;

•	our ability to protect our intellectual property;

•	our forecast of the strength of the aftermarket for ADAS;

•	our use of forecasts in establishing our global tax rates;

•	the effects of our internal reorganization;

•	the risks that litigation and recalls of our products pose to our business;

•	our ability to predict and maintain appropriate inventory;

•	our ability to raise additional capital in the future;

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•	the strength of the automotive industry; and

•	worldwide economic conditions.

Any forward-looking statements made by or on behalf of Mobileye speak only as of the date they are made, and Mobileye assumes no obligation to publicly update or revise any forward looking statements, whether as a result of new information or future events or for any other reason. You should, however, consult any additional disclosures that Mobileye may make in any documents which it publishes and/or files with the SEC.

Additional risks and factors are identified in our filings with the SEC, including in our Annual Report on Form 20-F for the fiscal year ended December  31, 2014, which is available on the SEC’s website at http://www.sec.gov.

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RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods presented below was as follows:

	Year Ended December 31,
	2014	2013	2012	2011
Ratio of earnings to fixed charges	(17.61)	26.86	1.52	(26.01)

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RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 3 in our Annual Report on Form 20-F for our most recent fiscal year, as updated by our Reports of Foreign Private Issuer on Form 6-K and other filings we make from time to time with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. You should consult your own financial, legal, tax, and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for you.

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USE OF PROCEEDS

Except as may be described in your prospectus supplement, we will use the net proceeds from the initial sales of the securities offered by us under this prospectus and your prospectus supplement to provide additional funds for the Company’s operations and for other general corporate purposes. The Company’s general corporate purposes may include the repayment or reduction of indebtedness, acquisitions and working capital requirements. We will not receive any proceeds from any sale of our securities by any selling shareholder.

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DESCRIPTION OF ORDINARY SHARES

The following discussion summarizes the material terms of our share capital. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of association, which are incorporated by reference herein.

We are registered with the Trade Register of the Chamber of Commerce for Amsterdam, The Netherlands under file number 34158597. We are also registered with the Israeli trade registrar under file number 560030876. Our official registered office, principal executive offices and management headquarters are located at Har Hotzvim, 13 Hartom Street, P.O. Box 45157, Jerusalem 9777513, Israel and our telephone number at that address is +972 2 541 7333. Our management is located in Israel, and Mobileye N.V. is a resident of Israel (and not The Netherlands) for tax purposes.

Authorized Share Capital

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association. Our authorized share capital equals €10,125,657.25, consisting of 1,012,565,725 ordinary shares, with nominal value of €0.01 per share.

All of our authorized shares will, when issued and outstanding, validly exist under Dutch law.

An amendment of our articles of association to increase or alter our authorized share capital will require shareholder approval.

Issued Share Capital

As of June 30, 2015, 217,806,677 ordinary shares were issued and outstanding, all of which were fully paid. In addition, there were outstanding options and restricted stock units for the purchase of an aggregate of approximately 23,807,336 ordinary shares, at a weighted average exercise price of $5.95 per share, which options and restricted stock units were granted under our 2003 Share Option Plan and our 2014 Equity Incentive Plan.

Our shareholders are not required to make any further contributions to us in respect of shares that are fully paid and they may not be held personally liable for our debts based on their ownership of our ordinary shares.

Issuance of Shares

Our board of directors has the authority to resolve to issue shares, and to grant options, warrants or other rights to acquire shares, and to determine the price and further terms and conditions of such issuances of shares, warrants, options or other rights, if and insofar as our board of directors has been designated by our general meeting of shareholders as the authorized corporate body for this purpose. Such designation will only be valid for a specific period of no more than five years and may from time to time be extended for an additional period of not more than five years. In July 2014, our general meeting of shareholders authorized our board of directors, for a period of five years ending July 10, 2019, to issue shares and to grant options, warrants and other rights to acquire shares. We may request our shareholders, at any annual shareholders meeting held in the future, to adopt a resolution further delegating the power to issue shares, and to grant options, warrants and other rights to acquire shares, to our board of directors for a period of five years following the date of such annual meeting. A separate resolution for the issuance of shares is not required for the issuance of shares following an exercise of a grant of the right to acquire shares that has previously been approved by our board of directors.

At least the nominal value of all shares, €0.01 for each ordinary share, or the equivalent thereof in other currencies, plus any additional agreed consideration, must generally be paid in full at the time of issuance of any shares.

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Pre-emptive Rights

Under our articles of association, each existing holder of our ordinary shares has in principle pre-emptive rights in respect of issuances of shares, and grants of options, warrants or other rights to acquire shares, in proportion to the number of ordinary shares held by such holder, unless pre-emptive rights are limited or excluded as described below. Pre-emptive rights do not apply to issuances of shares for consideration other than cash, to issuances of shares and option grants to our employees or to employees of one of our subsidiaries or to issuances of shares upon exercise of previously granted options, warrants or similar rights to acquire shares.

Our general meeting of shareholders may authorize our board of directors to limit or exclude pre-emptive rights to which shareholders might be entitled.

In July 2014, our general meeting of shareholders delegated to our board of directors the authority to limit or exclude pre-emptive rights in connection with the issuance of shares, and the grant of the right to acquire shares, for a period of five years ending July 10, 2019. We may request our shareholders, at any annual shareholders meeting held in the future, to adopt a resolution further delegating the power to exclude pre-emptive rights to our board of directors for a period of five years following the date of such annual meeting. A resolution to delegate to our board of directors the power to exclude pre-emptive rights in connection with the issuance of shares, or the grant of the right to acquire shares, requires the approval of at least an absolute majority of the votes cast or, if the holders of less than 50% of our issued share capital are present or represented at the meeting at which a resolution to delegate the power to exclude pre-emptive rights is taken, the approval of at least two-thirds of the votes cast at the meeting.

If our board of directors is not authorized to exclude pre-emptive rights with respect to the issuance of shares, or the grant of the right to acquire shares, pre-emptive rights with respect to any particular share issuance or grant of the right to acquire shares can only be excluded by a resolution of our general meeting of shareholders. Such a resolution would require the approval of at least an absolute majority of the votes cast or, if the holders of less than 50% of our issued capital are present or represented at the meeting at which a resolution to exclude pre-emptive rights is taken, the approval of at least two-thirds of the votes cast at the meeting.

Form and Transfer of Shares

Our ordinary shares are issued in registered form only and are only available in the form of an entry in our share register, without issuance of any share certificate. Our shareholders’ register is maintained upon our instruction by our transfer agent and registrar, AST. Transfer of record ownership of shares is effected by a written deed of transfer acknowledged by us, or by our transfer agent and registrar AST acting on our behalf.

Repurchase of Our Ordinary Shares

Under Dutch law, we and our subsidiaries may repurchase our own shares for consideration, provided that the consideration being paid for such shares, plus the cumulative aggregate consideration paid for all other repurchases of our ordinary shares since the date of our most recently adopted Dutch statutory accounts, plus the cumulative aggregate amount of dividends or other distributions paid to our shareholders since the date of those Dutch statutory accounts, is not greater than our positive shareholders’ equity (net of any reserves required to be maintained by law or our articles of association) as shown on our stand-alone balance sheet included in those Dutch statutory accounts, less the aggregate nominal value of our issued and outstanding shares at the time of repurchase. No repurchase of shares is permitted if as a result of the repurchase we and our subsidiaries would hold shares (including shares pledged in favor of us or our subsidiaries) exceeding 50% in aggregate nominal value of our issued share capital at the time of repurchase. In addition, if our shareholders fail to adopt our Dutch statutory accounts for any year by June 30 of the following year, we and our subsidiaries will not be able to repurchase any of our ordinary shares until those statutory accounts have been adopted.

There are no restrictions under Dutch law on our or our subsidiaries’ ability to acquire our ordinary shares for no consideration.

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We and our subsidiaries may only acquire shares for consideration if the authority to repurchase shares has been granted by our shareholders to our board of directors. A resolution granting the authority to repurchase shares is valid for only 18 months and must specify the maximum price for which shares can be repurchased and the maximum number of shares that can be repurchased. In June 2015, our general meeting of shareholders adopted a resolution giving our board of directors the authority to repurchase up to 10% in aggregate nominal value of our outstanding ordinary shares for a period of 18 months ending on December 25, 2016, for a price per share not to exceed 110% of the most recently available trading price of such ordinary shares as of the date of repurchase. This resolution superseded and replaced an earlier resolution of our general meeting of shareholders, adopted in July 2014, authorizing the repurchase of up to 50% in aggregate nominal value of our outstanding ordinary shares until January 10, 2016. We expect that a resolution authorizing the repurchase by us of our ordinary shares will be presented to our shareholders for approval at each future annual meeting of shareholders.

No votes may be cast at a general meeting of shareholders on the shares held by us or our subsidiaries. None of our issued shares is held by us or any of our subsidiaries.

None of our ordinary shares will be subject to mandatory redemption by us for any reason, and no shareholder will be entitled to have such holder’s shares mandatorily redeemed by us for any reason.

Capital Reduction

Subject to compliance with certain procedural requirements of Dutch law and our articles of association, at the proposal of our board of directors, our general meeting of shareholders may resolve to reduce our outstanding share capital by the cancellation of shares held by us or our subsidiaries. A resolution to reduce our share capital requires the approval of at least an absolute majority of the votes cast or, if the holders of less than 50% of our issued share capital are present or represented at the meeting at which a vote on a resolution to reduce our share capital is taken, the approval of at least two-thirds of the votes cast.

Liquidation Rights

Upon liquidation, all amounts available for distribution to shareholders will be distributed to the holders of ordinary shares, in proportion to the number of ordinary shares held by each of them.

Dividends and Other Distributions

We have no current plans to declare or pay any dividends on our ordinary shares. We currently intend to retain all available funds for reinvestment in our business. Whether or not dividends will be paid in the future will depend on, among other things, our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors or our general meeting of shareholders may deem relevant. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

Subject to certain exceptions, dividends may only be paid pursuant to a resolution of our general meeting of shareholders, acting pursuant to a proposal of our board of directors, out of profits for any prior year as shown on our annual Dutch statutory accounts for that year as adopted by our general meeting of shareholders held in the following year.

However, our board of directors may, without any shareholder vote, make distributions at any time from reserves that are not required to be maintained by law or our articles of association, such as our profit reserve (consisting of profits from prior years that have not been paid out as dividends in respect of the year during which such profits were earned) and our share premium reserve (consisting of amounts received upon issuance of our equity in excess of the nominal value of our ordinary shares).

In addition, our board of directors may without any shareholder vote declare and pay interim dividends to our shareholders out of anticipated profits for the current year, subject to confirmation of such dividend by our general meeting of shareholders at the time of adoption of the annual Dutch statutory accounts for the relevant year.

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Dividends or other distributions, including interim dividends, may not be made if the distribution would reduce our shareholders’ equity below the aggregate nominal value of our issued shares plus the amount of any reserves that we are required to maintain by Dutch law or pursuant to our articles of association.

Fiscal Year and Auditor

Our fiscal year begins on January 1 of each year and ends on December 31 of the same year. Each year, our general meeting of shareholders will appoint an external auditor to audit our Dutch statutory accounts and to issue a report thereon. In June 2015, our general meeting of shareholders adopted a resolution appointing PricewaterhouseCoopers Accountants N.V. as the external auditor of our Dutch statutory accounts for our fiscal year ending December 31, 2015.

Limitations on Non-residents and Exchange Controls

There are no limitations under the laws of The Netherlands, or in our articles of association, on non-residents of The Netherlands holding or voting our ordinary shares. Currently, there are no exchange controls under the laws of The Netherlands that are relevant to the conduct of our operations or that affect our payment of dividends.

Adoption of Annual Accounts and Discharge of our Board of Directors

No later than May 31 of each year (subject to an extension of up to six months by our general meeting of shareholders in extraordinary circumstances), our board of directors must prepare our Dutch statutory accounts for the preceding fiscal year. Our Dutch statutory accounts are prepared in accordance with International Financial Reporting Standards (IFRS). After approval of our Dutch statutory accounts by our board of directors, these financial statements must be made available for inspection by our shareholders during the period from the time when our annual shareholders meeting is called until the date when the meeting is held. The Dutch statutory accounts, including any proposed distribution to our shareholders of profits received during the relevant year, must then be adopted by our shareholders at the annual meeting.

We will, at each annual shareholders meeting adopting the annual financial statements for the preceding fiscal year, propose that our shareholders adopt a resolution granting discharge from liability to the members of our board of directors for their management of the Company during the prior fiscal year. Under Dutch law this discharge will only apply to matters that are apparent from the face of the annual financial statements or that have otherwise been fully disclosed (for example, in a press release or other public filing) to all shareholders.

General Meeting of Shareholders

We must hold a general meeting of shareholders no later than June 30 of each year.

At our annual general meeting of shareholders our shareholders will be able to, inter alia, discuss the annual report of our board of directors with respect to the general state of affairs of our company, adopt our annual Dutch statutory accounts, vote whether to grant discharge to directors and elect members to fill any vacancies on our board of directors.

Our board of directors will determine the items on the agenda for our shareholders meeting. In addition, any shareholders holding individually or in the aggregate more than 3% of our issued and outstanding shares may submit proposals for inclusion on the agenda of any shareholders meeting. Provided we receive such proposals no later than 60 days before a shareholders meeting, we must include such proposals on the agenda for the meeting.

An extraordinary general meeting of shareholders may be convened at any time by our board of directors. Shareholders representing alone or in aggregate at least 10% of our issued and outstanding share capital may also request the board to call an extraordinary general meeting of shareholders with an agenda as requested by the shareholders requesting the meeting. If our board of directors does not in response to such a request call an extraordinary general meeting to be held within six weeks from the date of our receipt of the request, the persons requesting the meeting may be authorized upon their request by a Dutch court in summary proceedings to convene

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an extraordinary general meeting with the agenda requested by them. The court will only grant such request if it finds that the persons requesting a shareholders meeting have a sufficiently strong interest in holding a meeting with the agenda requested by them to justify authorizing them to convene a shareholders meeting.

Each of our ordinary shares is entitled to one vote at each shareholders meeting. Shareholders may vote by proxy. We may not exercise voting rights with respect to any shares held by us or our subsidiaries.

Except as specifically otherwise stated in our articles of association, decisions of the general meeting of shareholders will be taken by an absolute majority of the votes cast at the meeting.

Under Dutch law, we may not take any of the following actions without the prior approval of our general meeting of shareholders:

•	Sell or otherwise dispose to a third party all or substantially all of our business;

•	Enter into or terminate any joint venture or similar long-term cooperative arrangement with third parties, including becoming or ceasing to be a general partner in a partnership, in each case if such arrangement or the termination thereof is material to us; and

•	Acquire (directly or through a subsidiary) shares in another company, or dispose of (directly or through a subsidiary) shares in a company, in each case having a value in excess of one-third of our assets as shown on our most recently adopted consolidated balance sheet included in our Dutch statutory accounts.

Our articles of association provide that the following actions must be approved by a resolution adopted by two-thirds of the votes cast at the shareholders meeting, provided that the votes cast in favor of the resolution represent more than 50% of all of our issued and outstanding shares (a “Supermajority Vote”):

•	Amendment of our articles of association;

•	Approval of a sale of all or substantially all of our business;

•	Approval of acquisitions of, or investments in, other companies required to be approved by shareholders (as described above), that have a value equal to or exceeding 20% of our average market capitalization (based on the closing price of our ordinary shares on the NYSE) during a period of up to 30 days (as determined by our board of directors) preceding the date of execution of the definitive agreement for the acquisition or investment;

•	Approval of joint ventures and divestitures required to be approved by shareholders (as described above);

•	Approval of a statutory merger or statutory demerger; and

•	Approval of liquidation or dissolution.

In addition, our articles of association provide that none of the actions listed above may be taken, and that the Company may not enter into any acquisition of, or investment in, another company that is required to be approved by shareholders (as described above), except pursuant to a proposal by our board of directors.

Shareholders meetings may be held only in the following places in The Netherlands: Amsterdam, The Hague, Rotterdam or Haarlemmermeer (Schiphol Airport).

We must mail notices of each shareholders meeting to all shareholders, at their addresses as shown in our shareholders’ register, not later than 15 days prior to the date of the meeting. We will also post a notice of each shareholders meeting on our website at the time the meeting is called.

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Prior to any shareholders meeting, our board of directors may set a record date in order to determine the eligibility of shareholders to attend, and to vote at, the meeting. If our board elects to set a record date for a meeting, the record date must be exactly 28 days before the scheduled date of the meeting. In the absence of a record date for a meeting, any person who is a shareholder as of the date when the meeting is held may attend and vote at the meeting.

In order to exercise the right to attend our general meeting of shareholders, to address our general meeting of shareholders or to vote in person at our general meeting of shareholders, shareholders must provide us with written notice of their intention to attend the shareholders meeting by no later than the deadline specified in the notice convening the meeting.

Our general meeting of shareholders will be presided over by our Presiding Director. In the absence of the Presiding Director, one of our other non-executive directors will preside over the meeting.

Shareholder action by written consent without a meeting will not be permitted by our articles of association.

Anti-takeover Provisions

Dutch law permits us to adopt protective measures against takeovers. We have adopted the following anti-takeover measures:

•	Our board of directors has been authorized for a period of five years ending July 10, 2019 to issue shares and grant rights to subscribe for shares, up to the amount of our authorized share capital, and to exclude pre-emptive rights with respect to the issuance of shares and the grant of the right to subscribe for shares.

•	Our articles of association provide that our shareholders may only suspend or remove the members of our board of directors when two-thirds of the votes are cast in favor of the resolution for suspension or removal, provided that the votes cast in favor of the resolution represent more than 50% of our issued share capital.

•	Our articles of association provide that only approximately one-third of our board of directors will be elected each year. The fact that not all of our directors are elected each year could have the effect of delaying the time when a hostile acquirer who acquires a controlling interest in our ordinary shares would be able to actually take control of us.

Squeeze-out

In accordance with Dutch law, a shareholder who holds for its own account at least 95% of a company’s issued share capital may institute proceedings against all of a company’s other shareholders requiring them to transfer their shares to the plaintiff. The proceedings will be held before the Enterprise Chamber of the Amsterdam Court of Appeal (the “Enterprise Chamber”) and must be initiated by service of a summons upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure. Upon the request of any minority shareholder, the Enterprise Chamber will appoint an expert, or a panel of three experts, to report to the Enterprise Chamber their views on the value of the shares held by the minority shareholders. Provided certain conditions are satisfied, the Enterprise Chamber will grant the plaintiff’s petition and will determine the price to be paid by the plaintiff for the minority shareholders’ shares. Once the Enterprise Chamber’s order has become final, the plaintiff must notify the minority shareholders in writing of the time and place when payment for their shares will be made and of the price that will be paid for their shares. If the plaintiff does not know the address of all minority shareholders, this notice must also be published in a Dutch daily newspaper. The minority shareholders will then be obligated to transfer their shares to the plaintiff against payment of the cash consideration specified in the Enterprise Chamber’s judgment.

Differences in Corporate Law

We are incorporated under the laws of The Netherlands. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware that result from differences in governing

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documents and the laws of The Netherlands and Delaware. This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable Dutch law and our articles of association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Duties of Directors

Delaware

The board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of the corporation.

In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner the director reasonably believes to be in the best interests of the corporation. The director must not use his or her corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

The Netherlands

Under Dutch law the board of directors is collectively responsible for the policy and day-to-day management of the company. The non-executive directors are assigned the task of supervising the executive directors and providing them with advice. Each director has a duty towards the company to properly perform the duties assigned to him. Furthermore, each board member has a duty to act in the corporate interest of the company.

Unlike under Delaware law, under Dutch law the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of all stakeholders in the company also applies in the event of a proposed sale or break-up of the company. The board of directors is therefore not under any obligation under Dutch law to seek the highest value for the shares of the company in the event of a proposed sale or break-up of the company, if in the opinion of the board of directors sale to the person offering the highest value for the company would not be in the best interest of the company, taking into account the interests of all stakeholders.

Director Terms

Delaware

The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board may not be removed by shareholders without cause. There is no limit to the number of terms a director may serve.

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The Netherlands

Our governing documents provide that our board of directors will be elected annually on a staggered basis, with each director elected holding office for a three-year term except that the initial terms of office of our Founders expired in June 2015 and the initial terms of office of  Peter Seth Neustadter and Eyal Desheh, two of our non-executive directors, will expire in 2016. On June 25, 2015, our Founders were re-elected as executive directors having a term of office expiring at the end of our annual general meeting of shareholders to be held in the year 2018.

The term of office of a director elected to fill a vacancy created by a director not completing his or her entire term of office, or to fill a vacancy arising after an increase or decrease in the number of directors, may be longer or shorter than three years, as necessary to ensure that the terms of office of approximately one-third of the entire number of directors expire each year. Under our articles of association, our general meeting of shareholders may only remove or suspend directors when two-thirds of the votes are cast in favor of the resolution for removal or suspension, provided that the votes cast in favor of the resolution represent more than 50% of all issued and outstanding shares. Executive directors may also be suspended for a period of up to three months by a majority vote of the directors present or represented at a board meeting (excluding the executive director whose suspension is being proposed). A suspension cannot last longer than three months. During this three-month period, if the general meeting of shareholders does not adopt a resolution removing the suspended director by a supermajority vote as described above, the suspended director will be reinstated. Directors whose removal or suspension is proposed are entitled to certain procedural protections, including the right to attend and address the shareholders meeting which will be voting on the proposal for their removal or suspension.

Director Vacancies

Delaware

The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

The Netherlands

Under Dutch law, new members of the board of directors of a company such as ours, including new members elected to fill vacancies on the board of directors, are elected by the general meeting of shareholders, rather than by the board of directors, as is typical for a Delaware corporation.

Conflict-of-Interest Transactions

Delaware

Under the Delaware General Corporation Law, a transaction with directors must be approved by disinterested directors or by the shareholders, or otherwise proven to be fair to the company as of the time it is approved. Such transaction will be void or voidable, unless (1) the material facts of any interested directors’ interests are disclosed or are known to the board of directors and the transaction is approved by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; (2) the material facts of any interested directors’ interests are disclosed or are known to the shareholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the shareholders; or (3) the transaction is fair to the company as of the time it is approved.

The Netherlands

Under Dutch law, a board member with a conflict of interest must abstain from participating in the decision-making process with respect to the relevant matter. If all directors have a conflict of interest, then a resolution relating to the

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matter may nevertheless be adopted by a majority of the votes cast at a meeting of the board of directors (including votes cast by those directors having a conflict of interest).

Proxy Voting by Directors

Delaware

A director of a Delaware corporation may not grant a proxy to another person to vote on such director’s behalf at a board meeting.

The Netherlands

An absent director may grant a proxy for a specific board meeting but only in writing to another director.

Voting Rights

Delaware

Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. Cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum will consist of no less than 1/3 of the shares of such class or series or classes or series.

Shareholders as of the record date for the meeting are entitled to vote at the meeting. The board of directors may fix a record date that is no more than 60 days nor less than 10 days before the date of the meeting. If no record date is set then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

The Netherlands

Under Dutch law all shareholder resolutions are taken by an absolute majority of the votes cast, unless the articles of association or applicable statutory provisions provide otherwise. Dutch law does not provide for cumulative voting. The holders of our ordinary shares are entitled to cast one vote per share. If a record date for a shareholders meeting is set, then only persons who are shareholders of record at such record date will be entitled to attend and vote at the meeting, in respect of the number of shares owned by them at the record date. The record date must be set exactly 28 days before the date of the meeting. If no record date is set for the meeting, then all persons who are shareholders as of the date of the meeting may attend the meeting and vote the shares held by them at the time of the meeting.

There is no specific provision in Dutch law relating to adjournments of shareholders meetings.

Shareholder Proposals

Delaware

Delaware law does not provide shareholders an express right to put any proposal before a meeting of shareholders. A corporation’s bylaws may provide that if the corporation solicits proxies with respect to the election of directors, it may be required to include in its proxy solicitation materials one or more individuals nominated by a shareholder. In keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws.

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Additionally, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value or 1% of the corporation’s securities entitled to vote for a continuous period of one year as of the date he submits a proposal, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

The Netherlands

Pursuant to our articles of association, extraordinary shareholders’ meetings will be held as often as the board of directors deems necessary. Pursuant to Dutch law, one or more shareholders representing at least 10% of our issued share capital may upon their request in certain circumstances be authorized by a Dutch court to convene an extraordinary shareholders meeting.

The agenda for a meeting of shareholders contains such items as the board of directors or the person or persons convening the meeting decide. Under Dutch law, unlike Delaware law, the agenda will also include such other items as one or more shareholders, representing at least 3% of our issued share capital, may request of the board of directors in writing, at least 60 days before the date of the meeting. Only matters listed on the agenda for a shareholders meeting may be voted on at the meeting.

Action by Written Consent

Delaware

Unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Netherlands

The articles of association of a Dutch company may provide for adoption of shareholders resolutions in writing without holding a meeting of shareholders, provided that the resolution is adopted unanimously by all shareholders entitled to vote. The requirement of unanimity makes it impossible in practice to adopt a shareholders resolution without holding a meeting. Therefore, our articles of association do not provide for the adoption of shareholder resolutions without holding a meeting.

Shareholder Suits

Delaware

Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

The Netherlands

In the event that a director, officer or other third party is liable to a Dutch company, only the company itself can bring a civil action against that party. Individual shareholders do not have the right to bring a derivative action on behalf of the company. Dutch law does allow suits by a shareholder against directors or officers of a company if

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their actions constitute a tort committed against that shareholder. Class actions against directors or officers for a declaratory judgment based on tort claims may also be brought in specified circumstances by certain associations having as their general goal the protection of shareholder rights. Following entry of a declaratory judgment in favor of such association, the association may enter into a voluntary settlement agreement with the defendant based on that judgment, which may provide for the payment of money damages to shareholders.

Repurchase of Shares

Delaware

Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

The Netherlands

Under Dutch law a company may repurchase its existing and outstanding shares if permitted to do so by its articles of association and provided that the authority to do so has been granted by the general meeting of shareholders to the board of directors. We may acquire our own shares either without paying any consideration, or, in the event any consideration is to be paid, only if the conditions described under “— Repurchase of Our Ordinary Shares” above are met.

Anti-takeover Provisions

Delaware

In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder that beneficially owns 15% or more of a corporation’s voting stock (or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years), within three years after the person becomes an interested shareholder, unless:

•	the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;

•	after completion of the transaction in which the person becomes an interested shareholder, the interested shareholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and also officers of interested shareholders and shares owned by specified employee benefit plans; or

•	after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may

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not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

The Netherlands

Several provisions of our articles of association and the laws of The Netherlands could make it difficult for our shareholders to change the composition of our board of directors, thereby preventing them from changing the composition of our management. In addition, the same provisions may discourage, delay or prevent a merger, consolidation or acquisition that shareholders may consider favorable. Provisions of our articles of association impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These anti-takeover provisions could substantially impede the ability of our shareholders to benefit from a change in control and, as a result, may materially adversely affect the market price of our ordinary shares and your ability to realize any potential change of control premium.

Our general meeting of shareholders has empowered our board of directors to issue shares and restrict or exclude pre-emptive rights on those shares for a period of five years ending July 10, 2019. An issue of new shares by our board of directors may make it more difficult for a shareholder to obtain control of the Company.

Inspection of Books and Records

Delaware

Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders and its other books and records during the corporation’s usual hours of business.

The Netherlands

Our shareholders’ register is not available for inspection by shareholders, since our shareholders’ register is kept in the United States by our transfer agent and registrar AST pursuant to U.S. listing requirements. However, a shareholder can obtain from us or our transfer agent and registrar at any time, free of charge, an extract from our shareholders’ register showing that shareholder’s ownership of shares. Shareholders of a Dutch company are generally not otherwise entitled to inspection of the Company’s books and records.

The board of directors is required to answer questions posed to it by shareholders at shareholders meetings of a Dutch company, unless answering the question would conflict with a substantial interest of the company. Shareholders are not entitled to obtain information from the board of directors, or from individual directors, other than at a shareholders meeting.

Removal of Directors

Delaware

Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

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The Netherlands

Under our articles of association a director can only be removed or suspended when two-thirds of the votes are cast at a shareholders meeting in favor of the resolution for the removal or suspension, provided that the votes cast in favor of the resolution represent more than 50% of all of our issued and outstanding shares.

An executive director can at all times be suspended by a majority vote of the board of directors.

See “— Director Terms” above.

Pre-emptive Rights

Delaware

Under the Delaware General Corporation Law, shareholders have no pre-emptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

The Netherlands

Under Dutch law, in the event of an issuance of shares or grant of the right to subscribe for shares, each shareholder has in principle a pro rata pre-emptive right to subscribe for such shares, or to participate in such grant of the right to subscribe for shares.

In practice, however, pre-emptive rights may be limited or excluded under the circumstances specified at “— Pre-emptive Rights” above. The authority to limit or exclude pre-emptive rights with respect to all issuances of shares, and all grants of the right to subscribe for shares, has been granted by our general meeting of shareholders to our board of directors for a period of five years ending July 10, 2019. See “— Pre-emptive Rights” above.

Dividends

Delaware

Under the Delaware General Corporation Law, a Delaware corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.

The Netherlands

Dutch law provides that distributions to shareholders may be made only under the circumstances specified in “— Dividends and Other Distributions” above. Dividends may be paid in the form of shares or other property as well as in cash.

Shareholder Vote on Certain Reorganizations

Delaware

Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially

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all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the shareholders of a surviving corporation to a merger is needed, unless required by the certificate of incorporation, if (a) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (b) the shares of stock of the surviving corporation are not changed in the merger and (c) the number of ordinary shares of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common shares outstanding immediately prior to the effective date of the merger. In addition, shareholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the shareholders will be entitled to appraisal rights.

The Netherlands

Under our articles of association, our general meeting of shareholders may resolve, upon a proposal of the board of directors, that we conclude a statutory merger or demerger. In addition, our general meeting of shareholders must approve resolutions of the board of directors concerning an important change in the identity or character of us or our business, in any event including those matters listed under “— General Meeting of Shareholders” above.

A shareholder holding at least 95% of the company’s issued and outstanding shares may initiate squeeze-out proceedings against other shareholders as described under “— Squeeze-out” above.

Compensation of Board of Directors

Delaware

Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for the board of directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to shareholder vote due to the provisions of federal securities and tax law.

The Netherlands

In contrast to Delaware law, under Dutch law the general meeting of shareholders adopts the compensation policy for the board of directors, containing general policy guidelines for determining the compensation of the members of our board of directors.

Pursuant to our articles of association, our general meeting of shareholders determines the compensation of non-executive directors. The non-executive directors determine the level and structure of the compensation of the executive directors, within the general framework set by the compensation policy adopted by the general meeting of shareholders.

Insider Trading and Market Manipulation

The Dutch Financial Markets Supervision Act (Wet op het financieel toezicht) (the “FMSA”) provides for specific rules intended to prevent market abuse, including prohibitions on insider trading, divulging inside information and engaging in market manipulation. We are subject to the Dutch laws prohibiting insider trading (in particular, if we trade in our own securities or in financial instruments the value of which is determined, in whole or in part, by the value of our securities), divulging inside information and engaging in market manipulation. The Dutch prohibition on engaging in market manipulation may limit our ability to buy back our ordinary shares from shareholders.

Our shareholders may also in certain circumstances be subject to Dutch laws prohibiting insider trading, divulging inside information and engaging in market manipulation.

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Pursuant to the FMSA rules, our directors and officers, and certain persons who are deemed to be closely associated with them, must notify the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten) (the “AFM”) of all transactions in our securities or in financial instruments the value of which is determined, in whole or in part, by the value of our securities.

The persons who are deemed to be closely associated with our directors and officers, and thus required to file reports of transactions in our securities and related financial instruments, include: a director’s or officer’s spouse or any partner considered by local law as equivalent to a spouse; a director’s or officer’s dependent children or other relatives who have been a part of the director’s or officer’s household during the 12-month period preceding the date of the relevant transaction; and any legal entity, trust or partnership managed in whole or in part by a director or officer, or by any of the persons listed above.

All notifications of transactions as referred to in the preceding paragraph must be made by no later than the fifth business day following the date when the relevant transaction takes place. No notification is required to be made in any calendar year by any director or officer, or related persons, until the cumulative aggregate value of transactions in the Company’s securities and related financial instruments during such year by such director or officer, and all related persons, exceeds €5,000.

All notifications to the AFM are made public on the AFM’s website.

We have adopted an insider trading policy that contains, among other things, rules on ownership of, and transactions by directors, officers and employees in, our securities or in financial instruments the value of which is determined, in whole or in part, by the value of our securities, including the sanctions that can be imposed in the event of a violation of these rules.

Dutch Financial Reporting Supervision Act

On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (the “FRSA”) the AFM supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt our financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (ii) prepare our financial reports in accordance with the Enterprise Chamber’s orders.

Transfer Agent and Registrar

A register of holders of our ordinary shares is maintained in the United States by AST, which is the registrar and transfer agent for our ordinary shares.

Listing

Our ordinary shares are listed on the NYSE under the symbol “MBLY.”

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DESCRIPTION OF DEBT SECURITIES

Please note that in this section references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of the indenture and your debt security. They do not, however, describe every aspect of the indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only certain of those terms. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security. The indenture and its associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement.

We will issue the debt securities under an indenture that we will enter into with a national banking association or other eligible party, as trustee, to be named in a prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The terms of the debt securities include those terms stated in the indenture, and any supplements thereto, and those terms made part of the indenture by reference to the Trust Indenture Act.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States, The Netherlands or Israel.

The indenture does not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of debt securities;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity or maturities, if any;

•	the price at which we will originally issue your debt security, expressed as a percentage of the principal amount of the debt securities of the same series, and the original issue date;

•	any provisions for “reopening” the offering at a later time to offer additional debt securities having the same terms as your debt security;

•	the minimum denominations of the debt securities, which must be at least EUR 100,000 and integral multiples of EUR 1,000 in excess thereof (or the equivalent thereof in the specified currency as of the date of issuance);

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

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•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	whether your debt security is a fixed rate debt security or a floating rate debt security;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and other relevant terms, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the date or dates on which any interest on the debt securities of the series will be payable, the regular record date or dates we will use to determine who is entitled to receive interest payments and any right to extend or defer the interest payment periods and the duration of the extension;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable and where any transfer, conversion or exchange, if applicable, will occur;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if the debt securities may be converted into or exercised or exchanged for our ordinary shares or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of ordinary shares or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt securities will be listed on the NYSE or any other securities exchange or whether the debt securities will not be listed;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if applicable, any additional investment considerations relating to the debt securities;

•	if your debt security is subject to mandatory or optional remarketing or other mandatory or optional resale provisions, the date or period during which such resale may occur, any conditions to such resale and any right of the holder to substitute securities for the securities subject to resale;

•	any conditions or limitations to defeasance of the debt securities, to the extent different from those described under “— Defeasance” in this prospectus;

•	any changes or additions to the events of default or covenants contained in the relevant indenture;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for your debt security;

•	any specific Dutch, Israeli or U.S. federal income tax considerations relating to the debt securities not addressed in this prospectus; and

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•	any other terms of your debt security, which could be different from those described in this prospectus.

If your debt security is a fixed rate debt security, the applicable prospectus supplement will also describe:

•	the annual rate or rates at which your debt security will bear interest, if any;

•	the date or dates from which that interest, if any, will accrue; and

•	the interest payment dates to the extent different from those described herein.

If your debt security is a floating rate debt security, the applicable prospectus supplement will also describe:

•	the interest rate basis;

•	any applicable index currency or maturity, spread or spread multiplier or initial maximum or minimum rate;

•	the interest reset, determination, calculation and payment dates;

•	the day count used to calculate interest payments for any period; and

•	the calculation agent.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Debt securities may bear interest at a fixed rate or a floating rate or we may issue debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to discount securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

While this prospectus describes terms that apply generally to all the debt securities, the prospectus supplement applicable to your debt security will summarize specific financial and other terms of your debt security. Consequently, as you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

Holders of debt securities have no voting rights except as explained in this section below under “—Default, Remedies and Waiver of Default.”

The Indenture

The debt securities are governed by a document called an indenture. The indenture is a contract between us and a trustee to be named in the applicable prospectus supplement, which will initially act as trustee. The indenture does not limit our ability to incur additional indebtedness.

The trustee under the indenture has two main roles:

•	first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default, Remedies and Waiver of Default”; and

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•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your debt security, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A form of indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued, including any supplemental indenture, and the trustee under that indenture.

Our Relationship with the Trustee

The trustee to be named in a prospectus supplement will initially serve as the trustee for all series of debt securities to be issued under the indenture. The trustee may have provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, the trustee serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under the indenture and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

The indenture and the debt securities will be governed by New York law, unless otherwise specified in your prospectus supplement.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of the indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will only reopen an issuance if the additional debt securities issued in the reopening and the outstanding debt securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series, whether it be a series of the debt securities, will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

The indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Any debt securities owned by us or any of our affiliates are deemed not to be outstanding.

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Neither the indenture nor the debt securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless described in your prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, if any, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of that debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to Mobileye N.V. or another company that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that company. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities in Registered Form.”

Debt Securities Not Secured by Assets

No series of debt securities will be secured by any property or assets of Mobileye N.V.

Types of Debt Securities

We may issue any of the following types of debt securities:

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

Unless otherwise specified in your prospectus supplement, each fixed rate debt security that is not a zero coupon debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in your prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if no interest has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise specified in your prospectus supplement, we will compute interest on fixed

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rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Unless otherwise specified in your prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in your prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in your prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in your prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in your prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of the Company.

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Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or on specific dates after such date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date, except in the event of an optional tax redemption as described below. We will give the notice in the manner described below in “— Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person who can exercise the right to repayment. Any indirect owners who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that such banks or brokers notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

We urge street name and other indirect owners to contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in your prospectus supplement, we may redeem each series of debt securities in whole, but not in part, at our option at any time upon not more than 60 nor less than 10 days’ notice to the trustee, at a redemption price equal to the principal amount of such debt securities plus any additional amounts due as a result of any withheld tax, if:

•	we would be required to pay additional amounts, as explained below under “— Payment of Additional Amounts with Respect to the Debt Securities,” as a result of any change in or amendment to the tax laws (or any regulations or rulings promulgated thereunder) of The Netherlands, or of a jurisdiction in which a successor of Mobileye N.V. is organized, which becomes effective on or after the date of issuance of that series; or

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•	a person located outside The Netherlands, or a jurisdiction in which a successor of Mobileye N.V. is organized, to which we have conveyed, transferred or leased property, would be required to pay additional amounts. We are not required, however, to use reasonable measures to avoid the obligation to pay additional amounts in the event of such merger, conveyance, transfer or lease.

If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date.

Conversion

Your debt securities may be convertible into or exchangeable for ordinary shares or other securities of Mobileye N.V. or another issuer if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of ordinary shares or other securities of Mobileye N.V. or another issuer to be received by you upon conversion or exchange.

Defeasance

Defeasance and Covenant Defeasance

Unless we say otherwise in your prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of debt securities. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate debt security.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payments and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

•	We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current U.S. federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You will not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•	we must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt security on their various due dates; and

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•	we must deliver to the trustee a legal opinion of our counsel confirming that under then-current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•	any additional covenants that your prospectus supplement may state are applicable to your debt security; and

•	the events of default resulting from a breach of covenants, described below in the third item under “— Default, Remedies and Waiver of Default — Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurs, like our bankruptcy, and your debt security becomes immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

Events of Default

Unless otherwise indicated in your prospectus supplement, with respect to any series of debt securities, when we refer to an event of default, we mean any of the following:

•	we do not pay the principal of, or any premium on, any debt security of that series on its due date;

•	we do not pay interest on any debt security of that series within 30 days of its due date;

•	we remain in breach of any covenant or warranty we make in the indenture which is applicable to the debt security of that series for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series;

•	the entry by a court having jurisdiction in the premises of a judgment for our bankruptcy (faillissement) or suspension of payment (surséance van betaling), and the continuance of any such judgment unstayed and in effect for a period of 60 consecutive days;

•	we commence a voluntary case or proceeding, under any applicable Dutch bankruptcy, insolvency, reorganization or other similar law, or any other case or proceeding, to be declared bankrupt (failliet verklaard) or to be granted a suspension of payments (surséance van betaling), or we consent to a judgment for relief as aforesaid in respect of us in an involuntary case or proceeding under any applicable Dutch bankruptcy, insolvency, reorganization or other similar law or to the commencement of any case or proceeding against us seeking relief against us as aforesaid, or we file a petition or answer or consent seeking relief as aforesaid under any applicable Dutch law, or we consent to the filing of such petition or to the appointment of or taking possession by a custodian (bewindvoerder) or other similar official of us or of any substantial part of our property, or we take corporate action in furtherance of any action described above;

•	we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in your prospectus supplement; or

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•	if your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

Except as specified in your prospectus supplement, if an event of default has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all debt securities of the affected series may declare the entire principal amount of all such debt securities to be due immediately. Except as specified in your prospectus supplement, if an event of default occurs because of events of bankruptcy, insolvency or reorganization relating to Mobileye N.V., the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected debt securities. If the maturity of any debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities affected by the acceleration may cancel the acceleration for all the affected debt securities.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use its rights and powers under the indenture, and in doing so, to use the same degree of care and skill that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct, from time to time, the method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the relevant series of debt securities.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, all of the following must occur:

•	the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the relevant series of debt securities, and the event of default must not have been cured or waived;

•	the holders of 25% or more in principal amount of the relevant series of debt securities must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the relevant series of debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the relevant series of debt securities.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or about their respective due dates.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on your debt security, however, without your approval.

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We Will Give the Trustee Information about Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt securities and the indenture they are issued under, or else specifying any default.

We urge book-entry and other indirect owners to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare a cancellation of an acceleration of maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance.”

Modifications of the Indenture

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change under the indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment or conversion of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

•	change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. These changes are limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the indenture after the changes take effect.

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We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities issued under the indenture would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities; or

•	if the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of each holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “— Defeasance — Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one of our affiliates is the owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as a single class, and would also be entitled to vote separately, as a series only. In some cases, other

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parties may be entitled to exercise these special voting rights on behalf of holders of the relevant series. For series of debt securities that have these rights, the rights will be described in your prospectus supplement. For series that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue series having these or other special rights without obtaining the consent of or giving notice to holders of outstanding securities.

Determining Record Dates for Action by Holders

We will generally be entitled to set any date as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by the holders. If we or the trustee set a record date for an approval or other action to be taken by the holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Form

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in your prospectus supplement.

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in minimum denominations of EUR 100,000 and integral multiples of EUR 1,000 in excess thereof (or the equivalent thereof in the specified currency as of the date of issuance).

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

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No transfer of debt securities will be permitted if such transfer would result in the transferee holding a debt security in a principal amount less than EUR 100,000 (or the equivalent thereof in the specified currency at the time of transfer).

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If the principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate debt security will be payable semiannually and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the first day of the calendar month next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the business day prior to the payment date.

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Business Day

Unless we specify otherwise in your prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, it is a Monday, Tuesday, Wednesday or Thursday that is not a day on which banking institutions in The Netherlands, Israel or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the debt security is a floating rate debt security whose interest rate is based on LIBOR, it is also a day on which dealings in the relevant index currency specified in your prospectus supplement are transacted in the London interbank market;

•	if the debt security has a specified currency other than U.S. dollars or euro, it is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euro, it is also a day on which the Eurosystem-owned European Real-Time Gross Settlement (RTGS) system (“TARGET2”), or any successor system, is open for business;

•	if the debt security is held through Euroclear, it is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, it is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day unless such business day would fall in the next calendar year. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Payment of Additional Amounts with Respect to the Debt Securities

All amounts of principal of, and any premium and interest on, any debt securities will be paid by Mobileye N.V. or any successor thereof without deduction or withholding for any tax, assessment or other governmental charge (a “tax”) imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to Mobileye N.V. is organized, unless such deduction or withholding is required by applicable law. If deduction or withholding of any tax is required by The Netherlands, or by a jurisdiction in which a successor to Mobileye N.V. is organized, Mobileye N.V. or such successor, as the case may be, if so specified in the applicable prospectus supplement, will pay as additional interest any additional amounts (“additional amounts”) necessary to make the net

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amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, additional amounts will not be paid for:

(i)	the amount of any tax imposed by any taxing authority of or in the United States;

(ii)	the amount of any tax imposed by any taxing authority of or in Israel;

(iii)	the amount of any tax which is only payable because:

(1)	a connection exists between the holder and The Netherlands (or such jurisdiction in which a successor to Mobileye N.V. is organized or resident for tax purposes); or

(2)	the holder presented the debt security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

(iv)	the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax;

(v)	the amount of any tax which is payable other than by withholding from a payment in respect of the debt securities;

(vi)	the amount of any tax that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant debt security to another paying agent in a Member State of the European Union;

(vii)	the amount of any tax imposed on a payment to an individual that is required to be made pursuant to the Directive of the European Council of Economics and Finance Ministers, adopted on June 3, 2003 (2003/48/EC), or any law implementing or complying with, or introduced in order to conform to, that Directive; or

(viii)	any combination of items (i) through (vii) described above.

In addition, we will not pay additional amounts to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder.

Whenever reference is made in any context to the principal of, and any interest on, any debt security, such mention shall be deemed to include any relevant premium or additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect of such debt security.

The applicable prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to debt securities.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed Mobileye, Inc., acting through its office at 99 Jericho Turnpike, Jericho, NY, 11753, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to the indenture or any debt securities brought in any federal or state court in New York City and have submitted to the non-exclusive jurisdiction of those courts.

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LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each ordinary share is issued in registered form only and is only available in the form of an entry in our share register, without issuance of any share certificate, and each debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have ordinary shares registered in their own names in our share register as the “holders” of those securities and those who have debt securities registered in their own names on the books that we, the trustee in respect of any debt securities or any agent maintain for this purpose. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Legal Holders

Our obligations, as well as the obligations of the trustee under the indenture and the obligations, if any, of any agent and any other third parties employed by us, the trustee or any of those agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Book-Entry Owners

Unless your prospectus supplement provides otherwise, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

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As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Minimum Principal Amount of Beneficial Interests in Debt Securities

No person may acquire, by original issuance, transfer or otherwise, a book-entry interest in, or other beneficial ownership of, debt securities in a principal amount of less than EUR 100,000 (or the equivalent thereof in the specified currency at the time of acquisition).

What Is a Global Security?

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

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A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security.

Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be described in your prospectus supplement;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any agent will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any agent also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting

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payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Unless your prospectus supplement provides otherwise, the securities, other than the ordinary shares, will initially be issued to investors only in book-entry form. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

Unless your prospectus supplement says otherwise, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or any agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under the indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities, nor any agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Limitations on Rights Resulting from Book-Entry Form

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate.

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CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, in the United States, Clearstream, in Luxembourg, and Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has previously advised us as follows:

•	DTC is:

o	a limited purpose trust company organized under the laws of the State of New York;

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o	a “banking organization” within the meaning of the New York Banking Law;

o	a member of the Federal Reserve System;

o	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

o	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

Clearstream has previously advised us as follows:

•	Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has previously advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

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•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

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TAXATION

The following describes certain U.S. federal income tax considerations, Israeli tax considerations and government programs and Dutch tax considerations of owning certain securities we or the selling shareholders may offer pursuant to this prospectus and a prospectus supplement.

Certain U.S. Federal Income Tax Considerations

General

The following is a description of certain U.S. federal income tax considerations to a U.S. Holder (as defined below) relating to the acquisition, ownership and disposition of our ordinary shares and debt securities. This description addresses only the U.S. federal income tax consequences to holders that are initial purchasers of our ordinary shares or debt securities and that will hold our ordinary shares or debt securities as capital assets for U.S. federal income tax purposes. This description does not address many of the tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

•	banks, certain financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	dealers or traders in securities, commodities or currencies;

•	tax-exempt entities;

•	certain former citizens or long-term residents of the United States;

•	persons that received our ordinary shares or debt securities as compensation for the performance of services;

•	persons that will hold our ordinary shares or debt securities as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that will hold our ordinary shares or debt securities through such an entity;

•	S-corporations;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our ordinary shares; or

•	persons holding our ordinary shares or debt securities in connection with a trade or business conducted outside the United States.

Moreover, this description does not address the U.S. federal estate, gift or alternative minimum tax consequences, the Medicare contribution tax on net investment income, or any state, local or foreign tax consequences, of the acquisition, ownership and disposition of our ordinary shares or debt securities.

This description is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurance that the U.S. Internal Revenue

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Service (“IRS”) will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or debt securities or that the IRS’s position would not be sustained.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares or debt securities that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any jurisdiction thereof;

•	a trust, if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or

•	an estate, the income of which is subject to United States federal income taxation regardless of its source.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares or debt securities, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to its tax consequences.

Holders should consult their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ordinary shares or debt securities.

Ordinary Shares

This subsection describes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares.

Distributions

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of any distribution made to a U.S. Holder with respect to our ordinary shares before reduction for any Israeli taxes withheld therefrom, other than certain pro rata distributions of our ordinary shares to all our shareholders, generally will be includible in the U.S. Holder’s income as dividend income to the extent the distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Subject to the discussion below under “Passive Foreign Investment Company Considerations,” non-corporate U.S. Holders may qualify for preferential rates of taxation with respect to dividends on ordinary shares provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. However, dividends on our ordinary shares will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. Subject to the discussion below under “Passive Foreign Investment Company Considerations,” to the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of tax basis in our ordinary shares and thereafter as capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

Dividends paid to U.S. Holders with respect to our ordinary shares will be treated as foreign source income, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from taxable income or credited against U.S. federal income tax liability. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” but could, in the case of certain U.S. Holders, constitute “general category income.” A

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foreign tax credit for foreign taxes imposed on distributions may be denied if certain minimum holding period requirements are not satisfied. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisors to determine whether and to what extent they will be entitled to this credit.

The amount of a distribution will equal the U.S. dollar value of any foreign currency received, calculated by reference to the exchange rate in effect on the date that distribution is received, whether or not a U.S. Holder in fact converts any such foreign currency received into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the distribution. A U.S. Holder may have foreign currency gain or loss if the foreign currency is converted into U.S. dollars after the date of receipt, depending on the exchange rate at the time of conversion. Any gains or losses resulting from the conversion of foreign currency into U.S. dollars generally will be treated as ordinary income or loss, as the case may be, and generally will be treated as U.S. source.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” U.S. Holders generally will recognize gain or loss on the sale, exchange or other disposition of our ordinary shares equal to the difference between the amount realized on the sale, exchange or other disposition and the holder’s tax basis in our ordinary shares, and any gain or loss will be capital gain or loss. The tax basis in an ordinary share generally will be equal to the cost of the ordinary share. For non-corporate U.S. Holders, capital gain from the sale, exchange or other disposition of ordinary shares is generally eligible for a preferential rate of taxation if such non-corporate U.S. Holder’s holding period for such ordinary shares exceeds one year on the date of such sale, exchange or other disposition (i.e., such gain is long-term capital gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

If we were to be classified as a PFIC, in any taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either

•	at least 75% of its gross income is “passive income,” or

•	at least 50% of the average quarterly value of its gross assets is attributable to assets that produce passive income or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income and amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as directly receiving its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ordinary shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding years during which the U.S. Holder owns our ordinary shares, regardless of whether we continue to meet the tests described above.

Based on our most current estimates of our gross income and the value of our assets (which is based on our share price), we do not expect that we will be classified as a PFIC for the taxable year ending December 31, 2015. However, our PFIC status for each taxable year may be determined only after the end of such year and will depend on the composition of our income and assets, our activities and the value of our assets (which may be determined in large part by reference to the market value of our ordinary shares, which may be volatile) from time to time.

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Therefore, there can be no assurance that we will not be considered a PFIC for 2015 or any other taxable year. If we are a PFIC then unless a U.S. Holder makes one of the elections described below, a special tax regime will apply to both (i) any “excess distribution” by us to that U.S. Holder (generally, the U.S. Holder’s ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by the holder in the shorter of the three preceding years or its holding period for our ordinary shares) and (ii) any gain realized on the sale or other disposition of the ordinary shares.

Under this regime, any excess distribution and realized gain described above will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over the U.S. Holder’s holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for that year (other than income allocated to the current period or any taxable period before we became a PFIC, which will be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and will not be subject to the interest charge discussed below), and (iii) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to a U.S. Holder will not qualify for preferential rates of taxation, as discussed above under “Distributions.” If we are determined to be a PFIC, the general tax treatment for U.S. Holders described in this paragraph would apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be determined to be PFICs.

Certain elections may be available that would result in an alternative treatment (such as mark-to-market treatment) of our ordinary shares. We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections if we are classified as a PFIC. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in their particular circumstances.

U.S. Holders may avoid certain adverse tax consequences relating to PFIC status discussed above by making a mark-to-market election with respect to our ordinary shares annually, provided that the shares are “marketable.” Shares will be marketable if they are regularly traded on certain United States stock exchanges (including the NYSE) or on certain non-United States stock exchanges. For these purposes, our ordinary shares will generally be considered regularly traded during any calendar year during which they are traded, other than in negligible quantities, on at least 15 days during each calendar quarter. We anticipate that our ordinary shares should qualify as being actively traded.

If a U.S. Holder chooses to make a mark-to-market election, such U.S. Holder would recognize as ordinary income or loss each year in which we are a PFIC an amount equal to the difference as of the close of the taxable year between the fair market value of such U.S. Holder’s ordinary shares and such U.S. Holder’s adjusted tax basis in such ordinary shares. Such recognition of gain or loss will cause an increase or decrease, respectively, in the adjusted tax basis in such ordinary shares. Such losses would be allowed only to the extent of net mark-to-market gain previously included under the election for prior taxable years. If the mark-to-market election were made, then the PFIC rules described above relating to excess distributions and realized gains would not apply for periods covered by the election. If a U.S. Holder does not make a mark-to-market election for the first taxable year in which we are a PFIC during such U.S. Holder’s holding period of our ordinary shares, such U.S. Holder would be subject to interest charges with respect to the inclusion of ordinary income attributable to each taxable year in which we were a PFIC during such U.S. Holder’s holding period before the effective date of such election.

In addition, all U.S. Holders (including certain deemed U.S. Holders) may be required to file annual tax returns (including on IRS Form 8621) containing such information as the U.S. Treasury may require. For example, if a U.S. Holder owns ordinary shares during any year in which we are classified as a PFIC and the U.S. Holder recognizes gain on a disposition of our ordinary shares or receives distributions with respect to our ordinary shares, the U.S. Holder generally will be required to file an IRS Form 8621 with respect to the Company, generally with the U.S. Holder’s federal income tax return for that year. The failure to file this form when required could result in substantial penalties.

U.S. Holders should consult their tax advisors regarding whether we are a PFIC and the potential application of the PFIC rules.

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Debt Securities

This subsection describes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities. This subsection assumes that the debt securities have a term that exceeds one year, that the issue price of the debt securities, as determined for U.S. federal income tax purposes, equals the principal amount and that the U.S. Holder purchases the debt securities at the principal amount. Any special U.S. federal income tax considerations relevant to a particular issue of the debt securities, including a debt security having a term of one year or less, will be provided in the applicable prospectus supplement.

Payments of Interest

Stated interest on a debt security will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Unless an applicable prospectus supplement states otherwise, interest income on a debt security generally will be considered foreign source income and, for purposes of the U.S. foreign tax credit, generally should constitute “passive category income,” but could, in the case of certain U.S. Holders, constitute “general category income” (see “—Ordinary Shares—Distributions” for a discussion of the U.S. foreign tax credit).

Sale, Exchange, Retirement or Other Disposition of Debt Securities

Upon the sale, exchange, retirement or other disposition of a debt security, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis of the debt security. A U.S. Holder’s adjusted tax basis in a debt security will, in general, be the U.S. Holder’s cost for the debt security. Such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other disposition of a debt security generally will be considered U.S. source gain or loss.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividend payments on ordinary shares and to proceeds of sale of ordinary shares paid to U.S. Holders other than certain exempt recipients, and to payments of principal and interest paid on debt securities and to proceeds of sale of debt securities paid to U.S. Holders other than certain exempt recipients. A backup withholding tax may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders may be required to report information relating to an interest in our ordinary shares or debt securities, subject to certain exceptions (including an exception for securities held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares or debt securities.

Foreign Account Tax Compliance Act

The Hiring Incentives to Restore Employment Act, which was enacted in 2010 and contains provisions from the former Foreign Account Tax Compliance Act of 2009 (“FATCA”), encourages foreign financial institutions to report information about their U.S. account holders (including holders of certain equity or debt interests) to the IRS. Foreign financial institutions that fail to comply with the withholding and reporting requirements of FATCA and certain account holders that do not provide sufficient information under the requirements of FATCA are subject to a

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30% withholding tax on certain payments they receive, including foreign passthru payments (which may include payments made by us with respect to our ordinary shares or debt securities). Withholding on foreign passthru payments will not be required with respect to payments made before January 1, 2017. The term “foreign passthru payment” is not currently defined in U.S. Treasury Regulations. Obligations (which do not include our ordinary shares) that give rise to foreign passthru payments are grandfathered if the obligation is executed on or before the date that is six months after the date on which final regulations defining the term “foreign passthru payment” are adopted.

As discussed above, since the term “foreign passthru payment” is not defined in U.S. Treasury Regulations, the future application of FATCA withholding tax on foreign passthru payments to holders of ordinary shares or debt securities is uncertain. If a holder of ordinary shares or debt securities is subject to withholding there will be no additional amounts payable by way of compensation to the holder of such securities for the deducted amount. Holders of ordinary shares or debt securities should consult their own tax advisors regarding this legislation in light of such holder’s particular situation.

The above description is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to acquisition, ownership and disposition of our ordinary shares and debt securities. Holders should consult their tax advisors concerning the U.S. federal income tax consequences of their particular situations.

Material Israeli Tax Considerations and Government Programs

The following description is not intended to constitute a complete analysis of all Israeli tax consequences relating to the acquisition, ownership and disposition of our ordinary shares or debt securities. You should consult your own tax advisor concerning the Israeli tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any other state, local, foreign or other taxing jurisdiction, resulting from the acquiring, holding and disposing of the ordinary shares or the debt securities and receiving dividends, payments of interest, principal and/or other amounts under the ordinary shares and debt securities. The following is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

General

We have our headquarters in Israel and our significant subsidiary, Mobileye Vision Technologies Ltd. (“MVT”), is incorporated in Israel. The following is a summary of certain aspects of the current tax structure applicable to companies in Israel, with special reference to its effect on us (and our operations, in particular) following our becoming a resident of the State of Israel for tax purposes in July 2014, as further discussed below. The following also contains a discussion of the major Israeli government programs benefiting us. To the extent that the discussion is based on new tax legislation that has not been subject to judicial or administrative interpretation, we cannot assure you that the tax authorities or the courts in Israel will accept the views expressed in this discussion. This discussion does not address all of the Israeli tax provisions that may be relevant to us.

Reorganization and Transfer of Residency for Tax Purposes

Prior to our IPO in August 2014, we reorganized our internal corporate structure and all of our intellectual property, formerly owned by our Cypriot subsidiary, was transferred to MVT (“Reorganization”). In connection with such reorganization, we received a tax ruling from the Israel Tax Authority (“ITA”) in July 2014 (“Reorganization Ruling”) providing that, among others, the Reorganization will not trigger any tax in Israel and will not violate any of the Israeli tax covenants to which MVT and its shareholder are bound pursuant to previous tax rulings. Furthermore, according to the Reorganization Ruling, the transfer of the intellectual property to MVT does not trigger any tax event in Israel in accordance with section 104B(f) of the Israeli Tax Ordinance (New version), 1961 subject to compliance with the terms of such section and the regulations promulgated thereunder (including certain limitations on the transferability of the shares of MVT and the Cypriot subsidiary). Under the Reorganization Ruling, transfer of the intellectual property to any third party will be subject to the ITA’s approval. We have received opinions from Cyprus counsel and Dutch counsel that the Reorganization should not result in any tax liability under the laws of Cyprus or The Netherlands, respectively, although there can be no assurance that the

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relevant tax authorities might determine that such taxes are not owed. In addition, prior to our IPO, we took the necessary steps, including shareholders’ approval, to transfer all tangible assets and all liabilities of our Cypriot subsidiary to MVT, as well as to transfer the effective management of Mobileye N.V. and the management and control of our Cypriot subsidiary to Israel in order for them to become Israeli tax residents. The Reorganization Ruling contains additional conditions, including conditions relating to cancellation of losses and cost basis, limitations on use of tax losses, tax credits, deductions and exemptions.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax, at the rate of 26.5% of a company's taxable income for 2014 and thereafter (25% in 2012 and 2013). However, the effective tax rate payable by a company that derives income from a “Benefited Enterprise” or a “Preferred Enterprise” may be considerably lower. See “Law for the Encouragement of Capital Investments, 1959.” Capital gains earned by Israeli companies are subject to tax at the regular corporate tax rate.

Besides being subject to the general corporate tax rules in Israel, we have also, from time to time, applied for and received certain grants and tax benefits from, and participate in, programs sponsored by the Government of Israel, the material ones of which are described below.

Law for Encouragement of Capital Investments, 1959

MVT, our Israeli subsidiary, has been entitled to “Benefited Enterprise” status under the Israeli Law for Encouragement of Capital Investments, 1959 (the “Investment Law”). The Investment Law was significantly amended effective April 1, 2005 (the “2005 Amendment”), and further amended as of January 1, 2011 (the “2011 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the 2005 Amendment. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or to elect irrevocably to forego such benefits and have the benefits of the 2011 Amendment apply.

The 2005 Amendment (“Benefited Enterprise”)

The extent of the tax benefits available under the 2005 Amendment to qualifying income of a Benefited Enterprise depends on, among other things, the geographic location in Israel of the Benefited Enterprise. The location will also determine the period for which tax benefits are available. Such tax benefits include an exemption from corporate tax on undistributed income for a period of between two to ten years, depending on the geographic location of the Benefited Enterprise in Israel, and a reduced corporate tax rate of between 10% to 25% for the remainder of the “Benefits Period,” if it qualifies as a “Foreign Investors Company” (“FIC”), which is a company with a level of “Foreign Investment,” as defined under law, of more than 25%.

The level of foreign investment is measured as the percentage of rights in the company (in the terms of shares, rights to profits, voting and appointment of directors), and of combined share capital and shareholder loans that are owned, directly or indirectly, by persons who are not residents of Israel. The determination as to whether a company qualifies as an FIC is made on annual basis.

The 2011 Amendment has eliminated the definition of a FIC. However, according to the 2011 Amendment's transitional provisions, the tax benefits of companies with Benefited Enterprise plans that opt to remain under the Benefited Enterprise regime in accordance with the Investment Law prior to the 2011 Amendment will be preserved.

In circular no. 3/2012 (the "Circular"), the ITA addressed its position regarding the implementation of the aforementioned transitional provisions. According to the Circular, a company's foreign ownership percentage for purposes of Benefited Enterprise benefits cannot exceed its percentage on December 31, 2010 (the last day before the 2011 Amendment was implemented).

A company qualifying for tax benefits under the 2005 Amendment that pays a dividend out of income derived by its Benefited Enterprise during the tax exemption period or engages in certain actions that are treated as deemed dividends will be subject to corporate tax in respect of the gross amount of the dividend at the otherwise applicable rate of 25%, or lower rates in the case of a qualified FIC. In addition, dividends paid out of income attributed to a Benefited Enterprise are generally subject to certain time limitations, subject to withholding tax at source at the rate of 15%, or such lower rate as may be provided in an applicable tax treaty. The benefits available to a Benefited Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law, its regulations, and any ruling received from the ITA. In the event of failure to comply with these conditions, the entitlement to the benefits would be cancelled and MVT would be required to refund the amount of the tax benefits, adjusted to the Israeli Consumer Price Index, interest and penalties.

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The 2011 Amendment (“Preferred Enterprise”)

The 2011 Amendment canceled the availability of the benefits granted to companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes, inter alia, a company incorporated in Israel that is (i) not wholly owned by a governmental entity; (ii) owns a Preferred Enterprise, (iii) is controlled and managed from Israel, and subject to further conditions set forth in the Investment Law. From 2014 and thereafter, a Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its income derived by its Preferred Enterprise, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 9%. MVT’s current location is subject to the reduced tax rate of 9%.

Dividends paid out of income attributed to a Preferred Enterprise are generally subject to withholding tax at the source at the rate of 20% with respect to dividends to be distributed after January 1, 2014, subject to certain conditions, or such lower rate as may be provided in an applicable tax treaty. However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if the funds are subsequently distributed to individuals or to non-Israeli residents (individuals and corporations), the withholding tax would apply).

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Benefited Enterprise can elect to continue to apply the benefits in effect prior to the 2011 Amendment, provided that certain conditions are met.

Until we became a Preferred Enterprise, we had Benefited Enterprise programs under the Investment Law commencing 2005, which, we believe, entitled us to certain tax benefits. Additionally, in connection with the original grant of “Benefited Enterprise” status, in 2006 MVT was recognized by the Israeli Chief Scientist Office as a “Research and Development Company.”

MVT made an election to become a “Preferred Company” in May 2014. In July 2014, we received a ruling regarding our Preferred Enterprise from the ITA (“Preferred Enterprise Ruling”), to the effect that following our Reorganization, MVT will be able to benefit from a reduced tax rate of approximately 9%, subject to fulfillment of the terms and conditions of the law and of such ruling.

The following are the main terms and conditions of the Preferred Enterprise Ruling:

•	MVT is required to add 50 new manufacturing and research and development employees in each of the tax years of 2014, 2015 and 2016 and it is further required to continue employing such additional employees for the tax years until 2018. Failure to meet this term will affect the effective tax rate in a ratio related to the number of non-recruited and non-retained employees.

•	MVT is required to acquire 90% of its expenses from Israeli subcontractors within preferred regions compared to its total cost of goods sold and research and development to maintain the highest benefits. If the ratio is less than 90%, the tax rate will be affected in a ratio related to the portion of expenses paid to such subcontractors, all as described in the ruling.

•	Any MVT dividends shall be deemed first to be paid out of the undistributed income that was exempt from Israeli corporate tax generated by the Benefited Enterprise, which shall be subject to additional corporate tax at the MVT level and to the dividend distribution provisions of income derived by a Benefited Enterprise.

•	ITA’s approval is required prior to any transfer of MVT’s intellectual property to a third party.

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•	The Preferred Enterprise Ruling will become void in the event that we change our field of activities or business model or significantly reduce the volume of our development activity, all unless otherwise determined by the ITA.

From time to time, the Israeli Government has discussed reducing the benefits available to companies under the Investment Law. The termination or substantial reduction of any of the benefits available under the Investment Law could materially increase our tax liabilities.

Excess Tax

Individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 2% on annual income exceeding New Israeli Shekels 810,720 for 2015, which amount is linked to the annual change in the Israeli consumer price index, including, but not limited to, dividends, interest and capital gain, subject to the provisions of an applicable tax treaty. Unless stated otherwise, all tax rates referred to below are exclusive of this excess tax.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

Material Israeli Tax Consequences to Holders of Our Ordinary Shares

Mobileye N.V. is an Israeli resident company for tax purposes. Therefore, our distributions of dividends or investments in our own shares could be subject to tax in Israel. In addition, our distributions to Dutch holders of our ordinary shares may also be subject to Dutch dividend withholding tax. See “Material Dutch Tax Considerations — Material Dutch Tax Consequences of Owning Our Ordinary Shares — Dividend Withholding Tax” in this prospectus for a discussion of the Dutch dividend withholding tax in respect of dividends paid on our ordinary shares to a holder of ordinary shares who is, or who is deemed to be, a resident of The Netherlands for purposes of Dutch taxation.

Each holder of our ordinary shares is encouraged to consult his own tax advisor with respect to his tax liability and reporting obligations with respect to his income derived from the securities.

Capital Gains Taxes Applicable to Israeli Resident Shareholders

The Israeli law distinguishes between “Real Capital Gain” and “Inflationary Surplus.” The Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase of the relevant asset’s purchase price which is attributable to the increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus.

From 2012 onwards, the tax rate applicable to Real Capital Gain derived by Israeli individuals from the sale of shares listed on a stock exchange, is generally 25%, unless such shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares, in which case the gain will generally be taxed at a rate of 30%. Additionally, if such shareholder is considered a “substantial shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of any of the company’s “means of control” (including, among other things, the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director)) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%. Individual shareholders whose income from the sale of securities is considered as business income are taxed at their marginal tax rates applicable to business income (up to 48% in 2015).

The tax rate applicable to Real Capital Gain derived by Israeli resident corporations from the sale of shares of an Israeli company is the general corporate tax rate which is currently 26.5% (in 2015).

Either the purchaser, the Israeli stockbrokers or financial institution through which the shares are held is obliged to withhold tax on the amount of consideration paid upon the sale of securities (or on the capital gain realized on the sale, if known) at the Israeli corporate tax rate (in 2015 it is 26.5%) for Israeli companies. In case the seller is an individual, the applicable withholding tax rate would be 25%.

 Dividend Income Taxes Applicable to Israeli Resident Shareholders

Individuals, who are Israeli residents, are generally subject to Israeli income tax on dividends at the rate of 25%, or 30% if the recipient of such dividend is a substantial shareholder, at the time of distribution or at any time during the

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preceding 12-month period. However, dividends distributed from taxable income accrued during the benefits period of a Benefited Enterprise, and subject to certain time limitations, are generally subject to Israeli income tax at the reduced rate of 15%. Dividends paid out of income attributed to a Preferred Enterprise are generally subject to Israeli income tax at the source at the rate of 20%. We cannot assure you that in the event we declare a dividend we will designate the income out of which the dividend is paid in a manner that will reduce shareholders’ tax liability.

Generally, Israeli resident corporations are exempt from Israeli corporate tax on the receipt of dividends paid on shares of Israeli resident corporations, unless the dividends are distributed from taxable income that has accrued during the benefits period of a Benefited Enterprise, in which case they are taxable at the rate of 15%. We cannot assure you that in the event we declare a dividend we will designate the income out of which the dividend is paid in a manner that will reduce shareholders’ tax liability.

According to the Preferred Enterprise Ruling, any dividend distributed by MVT shall be deemed first to be paid out of the undistributed income that was exempt from Israeli corporate tax generated by the Benefited Enterprise, which shall be subject to additional corporate tax at the MVT level.

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders

A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli tax so long as the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have directly or indirectly, alone or together with another, a controlling interest of 25% or more of any of the means of control in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Such exemption might not be applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be a business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the treaty); (ii) holds the shares as a capital asset; and (iii) is entitled to claim the benefits afforded to such person by the treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply if: (i) the capital gain arising from the disposition can be attributed to a permanent establishment in Israel; (ii) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition, subject to certain conditions; or (iii) such U.S. resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In such case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to U.S. state or local taxes.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically in transactions involving sale of all of the shares of an Israeli resident company in the form of a merger or otherwise, the ITA may require shareholders who are not liable for Israeli tax to sign declarations in forms specified by the ITA or to obtain a specific exemption from the ITA to confirm their status as non-Israeli residents, and in the absence of such declaration or exemptions, may require purchasers of the shares to withhold tax at source.

Taxation of Non-Israeli Shareholders on Receipt of Dividends

Non-Israeli residents are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%.With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or at any time during the preceding 12-month period, the applicable tax rate is 30%.

A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates contractually with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. However, a distribution of dividends to non-Israeli residents is generally subject to Israeli income tax at a rate of 15% if the dividend is distributed from income attributed to a Benefited Enterprise and 20% if the dividend is distributed from income attributed to a Preferred Enterprise.

If the dividend is attributable partly to income derived from a Benefited Enterprise or Preferred Enterprise, and partly from other sources of income, the income tax rate will be a blended rate reflecting the relative portions of the two types of income.

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From a withholding tax perspective, under Israeli domestic law, dividends paid to a non-Israeli resident shareholder are subject to a withholding tax at a rate of 25% (for non-substantial shareholders) or 30% (for substantial shareholders) (however, dividends paid to a non-Israeli resident who is a “substantial shareholder” on publicly traded shares, like our ordinary shares, which are held via a “nominee company,” as defined under the Securities Law, 1968, are generally subject to Israeli withholding tax at a rate of 25%), while dividends paid out of income attributed to an Benefited Enterprise are generally subject to withholding tax at a rate of 15% and dividends paid out of a Preferred Enterprise are generally subject to a withholding tax at a rate of 20%, provided that a certificate from the ITA allowing for the reduced withholding tax rate is obtained in advance. When the amount of tax due is not fully withheld at source, such non-Israeli resident is obligated to file a tax return, report his Israeli income and pay the balance of the amount of tax due.

If the dividend is attributable partly to income derived from a Benefited Enterprise or Preferred Enterprise, and partly from other sources of income, the withholding tax rate will be a blended rate reflecting the relative portions of the two types of income.

The aforementioned taxes and withholding tax rates shall apply unless a different rate is provided under an applicable tax treaty and a certificate from the ITA allowing for a reduced tax rate is obtained.

Under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%. We cannot assure you that in the event we declare a dividend we will designate the income out of which the dividend is paid in a manner that will reduce shareholders’ tax liability.

According to the Preferred Enterprise Ruling, any dividend distributed by MVT shall be deemed first to be paid out of the undistributed income that was exempt from Israeli corporate tax generated by the Benefited Enterprise, which shall be subject to additional corporate tax at the MVT level and to the dividend distribution provisions derived by a Benefited Enterprise. U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for U.S. federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

Material Israeli Tax Consequences of Owning Our Debt Securities

Mobileye N.V. is an Israeli resident company for tax purposes. Therefore, payments of interest, principal and/or other amounts under the debt securities and dispositions of such debt securities could be subject to tax in Israel. This subsection assumes that the issue price of the debt securities, as determined for Israeli tax purposes, equals the principal amount and that the holder of such debt securities purchases the debt securities at the principal amount. Specific income tax considerations relevant to a particular issue of the debt securities will be provided in the applicable prospectus supplement.

Capital Gain on the Sale, Exchange or Disposition of the Debt Securities by Israeli Residents

Israeli Resident Individuals. Generally, the tax rate applicable to Real Capital Gains derived by Israeli individuals from the sale of securities, which were purchased after 1 January 2012, is 25%, unless the holder claims a deduction for interest and linkage fluctuation expenses in connection with the purchase and holding of such securities, in which case the gain will generally be taxed at a rate of 30%.

Additionally, if a holder is considered to be a “substantial shareholder,” as explained above, at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%.

Notwithstanding the above, capital gains from the sale of debentures or commercial securities that are not index linked, shall be taxed at a rate of no more than 15%, or 20% in respect of a substantive shareholder, and all the capital gain shall be "Real Capital Gain."

Holders dealing in securities in Israel for whom the income from the sale of securities is considered business income for the purposes of Israeli law are taxed at the marginal tax rates applicable to business income (up to 50%, including a 2% excess tax, to the extent applicable).

Israeli Resident Corporations. Under present Israeli tax legislation, the tax rate applicable to Real Capital Gain derived by Israeli resident corporations from the sale of securities is the general corporate tax rate (26.5% in 2015).

Withholding Duties and Reporting Obligations. Payors of consideration for traded securities, including the purchaser, the Israeli stockbroker effectuating the transaction, or the financial institution through which the sold securities are held, are required to withhold tax upon the sale of publicly traded securities from the consideration or from the Real Capital Gain derived from such sale, as applicable, at a rate of 25% for individuals (or 15% if the asset is not fully linked to any index, as defined under law) or at the corporate tax rate (currently 26.5%) for

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corporations, subject to any of the foregoing exemptions or reduced tax rates under applicable tax treaties and/or under the domestic law. The ITA may request a recipient to provide documentation or evidence confirming the recipient’s eligibility for reduced tax rates or an exemption from withholding tax.

The Israeli law imposes certain reporting obligations with respect to the sale of securities traded on a stock exchange. Thus, for example, in the case that not all tax due was withheld at source, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be made by January 31 and July 31 of every tax year in respect of sales of securities made within the previous six months. Capital gain is also reportable on the annual income tax return.

Capital Gain on the Sale, Exchange or Disposition of the Debt Securities by Non-Israeli Residents

In general, non-Israeli residents are subject to Israeli tax on capital gains derived in Israel, unless exemptions under the domestic law or a tax treaty provide otherwise.

Non-Israeli residents may qualify for an exemption from tax on capital gains derived from the sale, exchange or disposition of securities that are publicly traded, provided, among other things, that (i) such gains are not generated through a permanent establishment that the non-Israeli resident maintains in Israel, (ii) the securities were purchased after being listed for trade and (iii) a non-Israeli corporation will not be entitled to the foregoing exemptions if an Israeli resident (a) has a controlling interest of more than 25% in such non-Israeli corporation, or (b) is the beneficiary of or is entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. These exemptions may also not be applicable to a person whose gains from selling or otherwise disposing of the securities are deemed to be a business income.

In addition, a sale of securities may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty, provided that a certificate from the ITA allowing for a reduced withholding tax rate is obtained in advance. For example holder of the debt securities who (i) is a U.S. resident for purposes of the treaty; (ii) holds the debt securities as a capital asset; and (iii) is entitled to claim the benefits afforded to such person by the treaty, is generally exempt from Israeli capital gains tax, subject to certain exceptions.

In other cases, non-Israeli residents pay capital gains tax in accordance with the rules and the rates applicable to residents, as described above. However, non-Israeli residents investing in foreign currency may elect to apply the relevant exchange rate rather than the inflation rate to compute the inflationary amount.

Due to certain in-clarities in current legislation and in order to facilitate the required documents for concluding a debt securities’ holder as a foreign resident, tax withholding upon redemption shall be determined by a specific ruling. If payment is made to holders of debt securities not via Financial Institutions as defined under Israeli regulations, we may be subject to additional withholding liabilities.

Payment of Interest and Linkage Differentials Income (“Interest”) to Israeli Residents

Israeli Resident Individuals. Generally, interest will be treated as derived from Israeli sources if the payor is located in Israel. Subject to the eligibility of each individual Israeli resident, interest income may be recognized on a cash basis (i.e., upon receipt) or on an accrual basis. Foreign exchange fluctuations on securities are generally taxable at redemption or sale as part of the capital gain. In principle, Israeli resident individuals are subject to capital gain tax on their Real Capital Gain. In a case where the exchange rate is considered to be an “Index,” income derived from foreign exchange fluctuations should not be subject to tax.

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Interest income is generally subject to tax at a rate that does not exceed 25%. Notwithstanding the above, an individual would be subject to tax on interest income, calculated on a marginal rate (with the interest income being the highest bracket), if any of the following occur: (i) the interest is considered business income, or is registered or has to be registered in the individual’s books of accounts; (ii) the individual has deducted interest expenses and linkage fluctuation expenses with respect to the debt securities; (iii) the individual is a substantial shareholder of the company; or (iv) the individual is related to the company (such as an employee or independent contractor), unless it is proven that the interest rate is not influenced by such relationship.

Israeli Resident Corporations. Israeli resident companies are subject to tax on their worldwide interest and linkage differentials income at the corporate tax rate (currently 26.5%).

Withholding Duties. Payors of interest, including an Israeli broker who effectuates a transaction, or a financial institution through which the securities are held, are generally required to withhold tax on payments of interest at a rate of 25% for individuals who is not considered to be a “substantial shareholder” (or 15% if the asset is not fully linked to any index). To the extent that such individual is a substantial shareholder or has other special relations with the company (e.g., employee, supplier, service provider) the tax withholding rate would be the highest marginal rate (currently 48%). The tax withholding from corporations would be at the corporate tax rate (currently 26.5%), subject to any applicable exemptions or reduced tax rates.

Payments of Interest to Non-Israeli Holders

Generally, the same tax rules governing Israeli residents regarding payments of interest and linkage differentials are applicable to non-Israeli residents. Thus, an Israeli company paying interest on a debt security denominated in a foreign currency to an individual who is a non-Israeli resident is required to withhold tax at a rate of 25% (or 15% if the asset is not fully linked to any index), except for interest paid to “substantial shareholders” (generally, shareholders who hold directly or indirectly, including with others, at least 10% of any means of control in the company) or to other individual who have special relations with the company (such as an employee, supplier or service provider) in such a case the withholding tax would be at the highest marginal tax rate (currently 48%).

An Israeli company paying interest on a similar note to a corporate entity will be subject to withholding tax in accordance with the applicable corporate tax rate for the year in which the interest is paid (such rate is currently 26.5%).

Taxes to be withheld from interest paid to non-Israeli residents by an Israeli company may be reduced under an applicable tax treaty, subject to the receipt of a valid certificate from the ITA allowing for a reduced tax rate. For example, under the United States-Israel tax treaty, the Israeli withholding tax rate on such gross interest amounts paid by an Israeli company to a US resident (for the purposes of the treaty) shall not exceed 17.5% whether the recipient is an individual or a corporation, subject to certain exceptions.

Material Dutch Tax Considerations

General

The following description is not intended to constitute a complete analysis of all the Dutch tax consequences relating to the acquisition, ownership and disposition of our ordinary shares and debt securities. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction other than The Netherlands.

The information set out below is a summary of certain material Dutch tax consequences of the acquisition, ownership and disposition of our ordinary shares and debt securities. This summary does not purport to be a comprehensive description of all the Dutch tax considerations that may be relevant to a particular holder of our ordinary shares or debt securities. Such holders may be subject to special tax treatment under any applicable law and this summary is not intended to be applicable in respect of all categories of holders of our ordinary shares or debt securities.

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This summary is based on the tax laws of The Netherlands as in effect on the date of this prospectus, as well as regulations, rulings and decisions of The Netherlands or of its taxing and other authorities available in printed form on or before such date and now in effect, and as applied and interpreted by Netherlands courts, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect. All of the foregoing is subject to change, which change could apply retroactively and could affect the continued validity of this summary.

Because it is a general summary, prospective holders of our ordinary shares or debt securities should consult their own tax advisors as to the Dutch or other tax consequences of the acquisition, ownership and disposition of our ordinary shares or debt securities including, in particular, the application to their particular situations of the Dutch tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

This summary does not describe any tax consequences arising under the laws of any taxing jurisdiction other than The Netherlands. The Netherlands means that part of the Kingdom of The Netherlands located in Europe.

Any reference hereafter made to a treaty for the avoidance of double taxation concluded by The Netherlands, includes the Tax Arrangement for the Kingdom of The Netherlands (Belastingregeling voor het Koninkrijk) and the Tax Arrangement for the country of The Netherlands (Belastingregeling voor het land Nederland).

For Dutch tax purposes, a holder of our ordinary shares or debt securities may include an individual who, or an entity which, does not have the legal title to our ordinary shares or debt securities, but to whom our ordinary shares or debt securities are nevertheless attributed based either on such individual or entity holding a beneficial interest in our ordinary shares or debt securities or based on specific statutory provisions.

General Matters Relating to Dutch Tax Considerations

Under the Netherlands-Israel Convention (as defined below) we are a resident for tax purposes of Israel and not of The Netherlands.

The relevant considerations regarding the tax residency of the Company are as follows:

Pursuant to article 2, 4th paragraph, of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) as well as article 1, 3rd paragraph, of the Dutch Dividend Tax Act 1965 (Wet op de dividendbelasting 1965), a company which is incorporated under Dutch law is generally deemed to be resident in The Netherlands for corporate income tax and dividend withholding tax purposes, respectively.

However, the Convention between the Kingdom of The Netherlands and the State of Israel for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and on capital executed in Jerusalem on July 2, 1973 (as amended from time to time, the “Netherlands- Israel Convention”), in principle supersedes Dutch domestic law.

In this respect, article 4, 1st paragraph, of the Netherlands-Israel Convention provides that the term “resident of one of the States” means any person who, under the law of that State, is liable to taxation therein by reason of his domicile, residence, place of management or any other criterion of a similar nature. Moreover, article 4, 4th paragraph, of the Netherlands-Israel Convention provides that where by reason of the provisions of article 4, 1st paragraph, of the Netherlands-Israel Convention a person other than an individual is a resident of both States, it shall be deemed to be a resident of the State in which its place of effective management is situated.

Since our place of management is situated in Israel, and not in The Netherlands, and assuming the Company is liable to taxation in Israel by virtue of having its place of effective management in that State, the Company will be considered to be exclusively tax resident in Israel pursuant to article 4, 4th paragraph, of the Netherlands-Israel Convention.

Although the Company is deemed to be tax resident in The Netherlands pursuant to article 2, 4th paragraph, of the Dutch Corporate Income Tax Act 1969, the Company will, as a consequence of the above, effectively not pay corporate income tax in The Netherlands by virtue of the Netherlands-Israel Convention.

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Tax on Income and Capital Gains

General

The description of taxation set out in this section of this prospectus is not intended for any holder of our ordinary shares or debt securities, who:

•	is an individual and for whom the income or capital gains derived from the ordinary shares or debt securities are attributable to employment activities the income from which is taxable in The Netherlands;

•	is an entity that is a resident or deemed to be a resident of The Netherlands and that is, in whole or in part, not subject to or exempt from Netherlands corporate income tax;

•	is an entity that has an interest in us to which the participation exemption (deelnemingsvrijstelling) or the participation credit (deelnemingsverrekening) is applicable as set out in the Dutch Corporate Income Tax Act 1969;

•	is a fiscal investment institution (fiscale beleggingsinstelling) or an exempt investment institution (vrijgestelde beleggingsinstelling) as meant in the Netherlands Corporate Income Tax Act 1969; or

•	has directly or indirectly a substantial interest (aanmerkelijk belang) or a deemed substantial interest as defined in the Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001) in us.

Generally a holder of our ordinary shares or debt securities will have a substantial interest in us within the meaning of the fifth bullet point above if he holds, alone or together with his partner (a statutorily defined term), whether directly or indirectly, the ownership of, or certain other rights over, shares representing 5% or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of our shares), or rights to acquire shares, whether or not already issued, which represent at any time 5% or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of our shares) or the ownership of certain profit participating certificates that relate to 5% or more of our annual profit and/or to 5% or more of our liquidation proceeds. A holder of our ordinary shares or debt securities will also have a substantial interest in us if one of certain relatives of that holder or of his partner (a statutorily defined term) has a substantial interest in us.

If a holder of our ordinary shares or debt securities does not have a substantial interest, a deemed substantial interest will be present if (part of) a substantial interest has been disposed of, or is deemed to have been disposed of, without recognizing taxable gain.

Residents of The Netherlands

Individuals

An individual who is resident or deemed to be resident in The Netherlands (a “Dutch Resident Individual”) and who holds our ordinary shares or debt securities will be subject to Netherlands income tax on income and/or capital gains derived from our ordinary shares or debt securities at progressive rates (up to 52%; rate for 2015) if:

•	the holder derives profits from an enterprise or deemed enterprise, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder), to which enterprise our ordinary shares or debt securities are attributable; or

•	the holder derives income or capital gains from our ordinary shares or debt securities that are taxable as benefits from “miscellaneous activities” (resultaat uit overige werkzaamheden, as defined in the Netherlands Income Tax Act 2001), which include the performance of activities with respect to our ordinary shares or debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

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If the conditions above do not apply, any holder of our ordinary shares or debt securities who is a Dutch Resident Individual will be subject to Netherlands income tax on a deemed return regardless of the actual income and/or capital gains derived from our ordinary shares or debt securities. This deemed return has been fixed at a rate of 4% of the individual’s yield basis (rendementsgrondslag) insofar as this exceeds a certain threshold (heffingsvrijvermogen). The individual’s yield basis is determined as the fair market value of certain qualifying assets (including, as the case may be, our ordinary shares or debt securities) held by the Dutch Resident Individual less the fair market value of certain qualifying liabilities, both determined on January 1 of the relevant year. The deemed return of 4% will be taxed at a rate of 30% (rate for 2015).

Entities

An entity that is resident or deemed to be resident in The Netherlands (a “Dutch Resident Entity”) will generally be subject to Netherlands corporate income tax with respect to income and capital gains derived from our ordinary shares and debt securities. The Netherlands corporate income tax rate is 20% for the first €200,000 of the taxable amount, and 25% for the excess of the taxable amount over €200,000 (rates applicable for 2015).

Non-Residents of The Netherlands

A person who is neither a Dutch Resident Individual nor Dutch Resident Entity (a “Non-Dutch Resident”) and who holds our ordinary shares or debt securities is generally not subject to Netherlands income tax or corporate income tax on income and capital gains derived from our ordinary shares or debt securities, provided that:

•	such Non-Dutch Resident does not derive profits from an enterprise or deemed enterprise, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder) which enterprise is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise, as the case may be, our ordinary shares or debt securities are attributable or deemed attributable;

•	in the case of a Non-Dutch Resident who is an individual, such individual does not derive income or capital gains from our ordinary shares or debt securities that are taxable as benefits from “miscellaneous activities” performed or deemed to be performed in The Netherlands (resultaat uit overige werkzaamheden in Nederland, as defined in the Netherlands Income Tax Act 2001), which include the performance of activities with respect to our ordinary shares or debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer);

•	in the case of a Non-Dutch Resident who is not an individual, such Non-Dutch Resident is neither entitled to a share in the profits of an enterprise effectively managed in The Netherlands nor co-entitled to the net worth of such enterprise, other than by way of the holding of securities, to which enterprise our ordinary shares or debt securities or payments in respect of our ordinary shares or debt securities are attributable; and

•	in the case of a Non-Dutch Resident who is an individual, such individual is not entitled to a share in the profits of an enterprise effectively managed in The Netherlands, other than by way of the holding of securities or through an employment contract, to which enterprise our ordinary shares or debt securities or payments in respect of our ordinary shares or debt securities are attributable.

A Non-Dutch Resident that nevertheless falls under any of the exclusions above, may be subject to Netherlands income tax or Netherlands corporate income tax on income and capital gains derived from our ordinary shares or debt securities. In case such holder of our ordinary shares or debt securities is considered to be a resident of a country other than The Netherlands under the provisions of a double taxation convention The Netherlands has concluded with such country, the following may apply. Such holder of ordinary shares or debt securities may, depending on the terms of and subject to compliance with the procedures for claiming benefits under such double taxation convention, be eligible for a full or partial exemption from, reduction or refund of Netherlands taxes (if any) on (deemed) income or capital gains in respect of our ordinary shares or debt securities, provided such holder is entitled to the benefits of such double taxation convention.

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Gift or Inheritance Tax

No Netherlands gift or inheritance taxes will be levied on the transfer of our ordinary shares or debt securities by way of gift by or on the death of a holder of our ordinary shares or debt securities, who is neither a resident nor deemed to be a resident of The Netherlands for the purpose of the relevant provisions, unless:

•	the transfer is construed as an inheritance or bequest or as a gift made by or on behalf of a person who, at the time of the gift or death, is or is deemed to be a resident of The Netherlands for the purpose of the relevant provisions;

•	such holder dies while being a resident or deemed resident of The Netherlands within 180 days after the date of a gift of our ordinary shares or debt securities; or

•	the gift is made under a condition precedent and such holder is or is deemed to be a resident of The Netherlands at the time the condition is fulfilled.

For purposes of Netherlands gift and inheritance tax, an individual who is of Dutch nationality will be deemed to be a resident of The Netherlands if he has been a resident in The Netherlands at any time during the ten years preceding the date of the gift or his death.

For purposes of Netherlands gift tax, an individual will, irrespective of his nationality, be deemed to be resident of The Netherlands if he has been a resident in The Netherlands at any time during the 12 months preceding the date of the gift.

Applicable tax treaties may override deemed residency.

Value Added Tax

No Netherlands value added tax will be payable by a holder of our ordinary shares or debt securities in consideration for the offer of our ordinary shares or debt securities (other than value added taxes on fees payable in respect of services not exempt from Netherlands value added tax).

Other Taxes and Duties

No Netherlands registration tax, custom duty, stamp duty or any other similar tax or duty, other than court fees, will be payable in The Netherlands by a holder of our ordinary shares or debt securities in respect of or in connection with the acquisition, ownership and disposition of our ordinary shares or debt securities.

Material Dutch Tax Consequences of Owning Our Ordinary Shares

Dividend Withholding Tax

Given that the Company is considered exclusively tax resident in Israel for the purposes of the Netherlands-Israel Convention, by virtue of article 11, 7th paragraph, of that Convention, generally The Netherlands may not impose Dutch dividend withholding tax on dividends paid by the Company to persons who are not residents of The Netherlands, even though the Company is deemed to be tax resident in The Netherlands pursuant to article 1, 3rd paragraph, of the Dutch Dividend Tax Act 1965. Based on the ruling from the Dutch Supreme Court in the case known as BNB 1992/379, it is generally considered that such prohibition on extraterritorial taxation also applies to shareholders who are tax resident in a third state and we will act accordingly.

Thus, with respect to a holder of our ordinary shares, who is not and is not deemed to be a resident of The Netherlands for purposes of Dutch taxation, The Netherlands is precluded from imposing any Dutch dividend withholding tax on dividends paid by the Company under article 11, 7th paragraph, of the Netherlands-Israel Convention.

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If and to the extent dividends are paid on our ordinary shares to a holder of ordinary shares who is, or who is deemed to be, a resident of The Netherlands for purposes of Dutch taxation, such dividends are generally subject to withholding tax of 15% imposed by The Netherlands. Generally, the dividend withholding tax will not be borne by us, but we will withhold the dividend withholding tax from the gross dividends paid on our ordinary shares. In addition, our distributions to Dutch holders of our ordinary shares may also be subject to Israeli withholding tax. See “Material Israeli Tax Considerations and Government Programs — Material Israeli Tax Consequences to Holders of Our Ordinary Shares” in this prospectus for a discussion of the Israeli tax considerations in respect of distributions of dividends or investments in our own shares.

The term “dividends” for this purpose includes, but is not limited to:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•	liquidation proceeds, proceeds of redemption of shares or, generally, consideration for the repurchase of shares in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

•	the nominal value of shares issued to a shareholder or an increase of the nominal value of shares, as the case may be, to the extent that it does not appear that a contribution to the capital recognized for Dutch dividend withholding tax purposes was made or will be made; and

•	partial repayment of paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), within the meaning of the Dutch Dividend Withholding Tax Act 1965, unless the general meeting of shareholders has resolved in advance to make such a repayment and provided that the nominal value of the shares concerned has been reduced by a corresponding amount by way of an amendment of our articles of association.

A holder of our ordinary shares who is, or who is deemed to be, a resident of The Netherlands can generally credit the withholding tax against his Dutch income tax or Dutch corporate income tax liability and is generally entitled to a refund of dividend withholding taxes exceeding his aggregate Dutch income tax or Dutch corporate income tax liability, provided certain conditions are met, unless such holder of our ordinary shares is not considered to be the beneficial owner of the dividends.

A holder of our ordinary shares who is the recipient of dividends (the “Recipient”) will not be considered the beneficial owner of the dividends for this purpose if:

•	as a consequence of a combination of transactions, a person other than the Recipient wholly or partly benefits from the dividends, whereby such other person retains, directly or indirectly, an interest similar to that in the ordinary shares on which the dividends were paid; and

•	that other person is entitled to a credit, reduction or refund of dividend withholding tax that is less than that of the Recipient.

Material Dutch Tax Consequences of Owning Our Debt Securities

Any payments made under the debt securities will not be subject to withholding or deduction for, or on account of, any Dutch taxes.

No Dutch turnover taxes or taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, will be payable by or on behalf of a holder of debt securities by reason only of the issue, acquisition or transfer of the debt securities.

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PLAN OF DISTRIBUTION

We or any selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers or in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we or any selling shareholder may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	trading plans entered into by the selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or any selling shareholder may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:

•	enter into transactions involving short sales of our securities by broker-dealers;

•	sell securities short themselves and deliver the securities to close out short positions;

•	enter into option or other types of transactions that require us or the selling shareholder to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to a broker-dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The selling shareholders and any broker-dealers or other persons acting on our behalf or the behalf of any selling shareholder that participates with us or any selling shareholder in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act.

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As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, the applicable prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and any selling shareholder may agree, subject to certain exemptions, that for a certain period from the date of the applicable prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our securities. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold under this registration statement.

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SELLING SHAREHOLDERS

The selling shareholders, who will be named in the applicable prospectus supplement, may offer and sell our ordinary shares from time to time pursuant to this registration statement. We will not receive any of the proceeds from any sale of our ordinary shares by any of the selling shareholders.

VALIDITY OF THE SECURITIES

Morrison & Foerster LLP, New York, New York, our U.S. counsel, will pass on certain matters relating to the validity of the securities under U.S. law and on certain U.S. federal income tax matters for us. Van Campen & Partners N.V., Amsterdam, The Netherlands, will pass on certain matters relating to the validity of the securities under Dutch law and on certain Dutch tax matters for us. Meitar Liquornik Geva Leshem Tal, Law Offices, Tel Aviv, Israel, will pass on certain Israeli tax matters for us.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Mobileye N.V.’s Annual Report on Form 20-F for the year ended December 31, 2014 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm in Israel, given on the authority of said firm as experts in auditing and accounting.

NOTICES

All notices will be deemed to have been given upon the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities.

ENFORCEMENT OF JUDGEMENTS

The ability of our security holders in certain countries other than The Netherlands to bring an action against us may be limited under applicable law. Substantially all of our business is conducted, and substantially all of our assets are located, in jurisdictions outside the United States. In addition, a majority of the members of our board of directors and a majority of our executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or upon us, or to enforce judgments obtained in U.S. courts, including judgments predicated upon civil liabilities under the securities laws of the United States or any state or territory within the United States, against such persons. In addition, there is substantial doubt as to the enforceability, in The Netherlands, of original actions for enforcement against us or the members of our board of directors or our officers, based on the federal securities laws of the United States, or for enforcement of judgments of U.S. courts against us or the members of our board of directors, or our officers, predicated upon the civil liability provisions of the securities laws of the United States.

The United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Accordingly, a final judgment for the payment of money rendered by U.S. courts based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be directly enforceable in The Netherlands. However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in The Netherlands, that party may submit to the Dutch court the final judgment that has been rendered in the United States. A judgment by a federal or state court in the United States against us will neither be recognized nor enforced by a Dutch court but such judgment may serve as evidence in a similar action in a Dutch court of competent jurisdiction. Additionally, under current practice, a Dutch court will generally grant the same judgment without a review of the merits of the underlying claim if (i) the relevant judgment is a final and conclusive judgment in personam obtained in a federal or state court in the United States against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty or in respect of punitive damages), (ii) the relevant judgment resulted from legal proceedings compatible with Dutch

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notions of due process, (iii) that judgment does not contravene public policy of The Netherlands, (iv) the jurisdiction of the U.S. federal or state court rendering the judgment was compatible with internationally recognized principles in respect of jurisdictional matters, (v) such judgment was not obtained by fraud, (vi) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of The Netherlands and (vii) there is due compliance with the current procedures under the laws of The Netherlands.

We believe that U.S. investors may originate actions in a Dutch court. However, there is doubt as to whether a Dutch court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in The Netherlands against us or such members, officers or experts, respectively.

Our principal offices and operations are located in the State of Israel. Our officers and some of our directors reside in the State of Israel and all or a significant portion of the assets of such officers and directors and substantially all of our assets are located in the State of Israel. Israel does not have a formal treaty with either the United States or The Netherlands; however, Israeli case law has recognized de facto reciprocity with the United States under the Israeli Foreign Judgments Enforcement Law — 1958. As a result, it may not be possible for you to effect service of process within the United States upon such persons or to enforce against them or against us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in the State of Israel, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on the U.S. federal securities laws.

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MOBILEYE N.V.

PROSPECTUS

August 25, 2015

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Mobileye N.V.

Our articles of association provide that we will indemnify each of our directors and officers against all losses incurred by such person in connection with any action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably could believe to be in or not against our best interests. However, indemnification will generally not be available to persons who have been guilty of gross negligence or willful misconduct, or in respect of certain statutory liabilities arising under Dutch law, unless the court before whom a claim for indemnification is pending determines that such person is entitled to indemnification based on all the relevant circumstances of the case. In addition, we have entered into indemnification agreements with our directors and officers. We also purchase and maintain insurance on behalf of our directors and officers to insure them against such liabilities, expenses and claims.

The underwriting agreements, forms of which will be filed as exhibits to this registration statement, will also contain indemnification provisions pursuant to which the underwriters will indemnify us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), but only to the extent that such liabilities arise as a result of information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

Number	Exhibit Title
1.1	Form of Underwriting Agreement for Ordinary Shares*
1.2	Form of Underwriting Agreement for Debt Securities*
4.1	Form of Senior Indenture
4.2	Form of Senior Notes (included in Exhibit 4.1)
5.1	Opinion of Van Campen & Partners N.V.
5.2	Opinion of Morrison & Foerster LLP
8.1	Tax Opinion of Morrison & Foerster LLP
8.2	Tax Opinion of Van Campen & Partners N.V., special Dutch counsel to the Registrant
8.3	Tax Opinion of Meitar Liquornik Geva Leshem Tal, Law Offices, special Israeli counsel to the Registrant
12.1	Statement Regarding Computation of Ratios
21.1	List of Subsidiaries; incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-196898)
23.1	Consent of Van Campen & Partners N.V. (included in Exhibit 5.1)
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.2)
23.3	Consent of Kesselman & Kesselman, independent registered public accounting firm
24.1	Powers of Attorney (included in the signature page)
25.1	Statement of Eligibility on Form T-1 for the trustee with respect to the Senior Indenture*

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*	To be filed as an exhibit to a Report on Form 6-K at the time of a particular offering and incorporated herein by reference.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

9. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mobileye N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Jerusalem, Israel, on August 25, 2015.

MOBILEYE N.V.

By:	/s/ Ziv Aviram
Name: Ziv Aviram
Title: President and Chief Executive Officer

By:	/s/ Ofer Maharshak
Name: Ofer Maharshak
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Ziv Aviram and Ofer Maharshak, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ziv Aviram	President, Chief Executive Officer and Executive Director
Ziv Aviram	(Principal Executive Officer)	August 25, 2015

/s/ Ofer Maharshak
Ofer Maharshak	Chief Financial Officer (Principal Financial Officer and	August 25, 2015
Principal Accounting Officer)

/s/ Professor Amnon Shashua
Professor Amnon Shashua	Chairman and Executive Director	August 25, 2015

/s/ Eli Barkat
Eli Barkat	Director	August 25, 2015

/s/ Eyal Desheh
Eyal Desheh	Director	August 25, 2015

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/s/ Peter Seth Neustadter
Peter Seth Neustadter	Director	August 25, 2015

/s/ Tomaso A. Poggio
Tomaso A. Poggio	Director	August 25, 2015

/s/ Judith Richter
Judith Richter	Director	August 25, 2015

Authorized U.S. Representative

Mobileye, Inc.

By:	/s/ Ziv Aviram
Name: Ziv Aviram
Title: Chief Executive Officer
Date: August 25, 2015

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